Exhibit 10(o)

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) dated as of September 16, 2003 (“Effective Date”) is made by and among The Bryn Mawr Trust Company, a Pennsylvania charted bank and a subsidiary of Bryn Mawr Bank Corporation, having its principal place of business at 801 Lancaster Ave, Bryn Mawr, PA 19010 (“Customer”) on the one part, and SEI Investments Management Corporation (“SIMCO”), a Delaware corporation, having its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456-1100 and SEI Private Trust Company (“SEI Trust”), a limited purpose federal savings bank regulated by the Office of Thrift Supervision, having its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456 on the other part (SEI Trust and SIMCO may be collectively referred to as “SEI”).

WHEREAS, SIMCO is a provider of trust processing and reporting services through, among other things, use of its proprietary trust accounting system, “Trust 3000 System” or “Trust 3000 Service”;

WHEREAS, Customer desires to obtain such services from SIMCO to provide such services to its clients;

WHEREAS, Customer desires that certain securities, as hereinafter specified in Exhibit I attached hereto, will be hereinafter held and administered by SEI Trust; and

WHEREAS, SEI Trust desires to accept appointment as custodian of such securities and cash held by Customer for the accounts of its customers.

WHEREAS, SEI is the provider of certain licensed products to be used in conjunction with the Trust 3000 System.

NOW THEREFORE, in consideration of the premises, and the covenants, representations and warranties contained herein, and intending to be legally bound hereby, SEI and Customer agree as follows:

SECTION 1 — SERVICES PROVIDED.

1.01 TRUST 3000 Service. Subject to the terms and conditions of this Agreement, SEI agrees to provide Customer and Customer agrees to purchase the use of the TRUST 3000 Service for all of its trust accounts. As used herein, the terms “TRUST 3000 System” or the “TRUST 3000 Service”, shall mean those aspects of SEI’s computer processing services and related materials specified in Exhibit A attached hereto.

1.02 Data Center Access. Subject to the terms and conditions of this Agreement, SEI further agrees to provide to Customer and Customer agrees to purchase the services relating to access to SEI’s data center that are specified in Exhibit B attached hereto (“Data Access Services”). In consideration for the Data Access Services, Customer shall pay to SEI the fees specified in Exhibit B.

1.03 Licensed Products. SEI hereby grants to Customer during the Term a non-exclusive, personal limited license to use the Licensed Products solely in connection with the Accounts and the Services contemplated by this Agreement. Except as otherwise may be set forth in Exhibit D (Licensed Products), Customer shall not sublicense, assign, lease, distribute, or otherwise transfer the Licensed Products or Customer’s right to use the Licensed Products to any other Person. Additional provisions relating to the Licensed Products are set forth in Exhibit D (Licensed Products).

1.04 Employment of Custodian. Subject to the terms and conditions of this Agreement, SEI Trust agrees to provide Customer, and Customer agrees to purchase, the Custody Services listed in Exhibit I (Custody Services). SEI Trust may provide Custody Services through one or more subcustodians appointed by SEI Trust; provided, however, that SEI Trust shall remain responsible for the actions and omissions of any subcustodians.

SECTION 2 — TERM OF AGREEMENT.

2.01 Initial Term. The Initial Term of this Agreement shall commence on the date first written above (“Effective Date”) and shall conclude at the expiration of five Contract Years, which year shall commence on the date Customer first processes its trust accounts in a live, commercial production service bureau environment in the course of its business, on the TRUST 3000 System (“Cutover Date”). As used in this Agreement, the term “Contract Year” means, with respect to the first Contract Year, the period commencing on the Effective Date and ending on the date immediately preceding the first anniversary of the Cutover Date; and with respect to the second and subsequent Contract Years, the twelve month period commencing on the applicable anniversary of the Cutover Date.

2.02 Extension Terms. This Agreement shall automatically remain in full force and effect for a three year extension term (“Extension Term”), and for succeeding three year Extension Terms thereafter, unless the Agreement is terminated as provided in Section 2.03 hereof. Each Extension Term shall be on the same terms and conditions as were applicable during the Basic Term, with respect to the first Extension Term, and the immediately preceding Extension Term, with respect to the second and any subsequent Extension Term, except as such terms and conditions are modified pursuant to the provisions of this Agreement. “Term” shall mean the Initial Term and any applicable Extension Terms. In the event that Customer provides timely notice of termination of the Initial Term or any Extension Term but is unable to timely deconvert from the Trust 3000 System (a “Holdover”) for a period not to exceed nine months from the date of the expiration of the then-current term, for SEl’s continued provision of trust processing, reporting and custody services regarding such Holdover, Customer agrees to pay SEI for such services such fees as in effect immediately before such Holdover. The foregoing shall not limit SEI’s right to further increase such fees as set forth in Section 3 of this Agreement. In the event that Customer remains unable to deconvert from the system within such nine month period then, such Holdover shall be treated as an Extension Term under the Agreement.

2.03 Termination.

(a) Termination at the End of an Existing Term. Customer or SEI may elect to terminate this Agreement on the last day of the Basic Term or any Extension Term by notifying the other party in writing, not less than two hundred seventy days prior to the last day of such basic term or extension term, as applicable, of its intention to so terminate this Agreement.

(b) Termination for Convenience. Customer may terminate this Agreement at any time in its discretion in accordance with the terms and conditions of this Section 2.03(b), hereafter called a “Termination for Convenience.” In order to exercise its right of Termination for Convenience, Customer shall (i) give written notice of exercise to SEI, which notice shall specify an effective date of the Termination for Convenience, which date shall not be less than one hundred eighty days after the date that SEI receives the notice of exercise, (ii) not be in material breach of this Agreement at the time it gives such notice of exercise or immediately prior to or on the effective date of the Termination for Convenience, and (iii) pay to SEI (A) at the same time that Customer gives SEI its notice of exercise, an amount equal to fifty percent of the Buyout Amount (defined below), and (B) at least ninety days before the effective date of the Termination for Convenience, an amount equal to fifty percent of the Buyout Amount. As used herein, the term “Buyout Amount” means the amount calculated pursuant to the following steps:

(1) the amount of: the monthly average of the processing services fees described on Exhibit A which Customer has paid for the six months prior to the date of Customer’s notice of termination (if Customer gives notice of termination prior to the Cutover Date, the Minimum Monthly Software and Processing Services Fee set forth on Exhibit A shall be applicable under this clause; and if Customer gives notice of termination after the Cutover Date but at a time when Customer has not been on the TRUST 3000 System for at least six months, the monthly average of the processing services fees described on Exhibit A which Customer has paid for the entire period prior to the date of Customer’s notice of termination shall be applicable under this clause;

(2) multiplied by the number of months remaining from the effective date of termination to the end of the then existing term (including any extension term to which the parties have then committed) whether the basic term or an extension term.

(3) The dollar amount determined by multiplying subsection (1) by subsection (2) above shall be discounted for the time value of money for the period of time commencing at the time of payment of sums described in Section 2.03 (b) above, until the end of the then existing term of this Agreement (including any extension term to which the parties have then committed), at an interest rate equal to the “Federal Funds” rate set forth in the “Money Rates” table in The Wall Street Journal on the date of Customer’s notice of exercise of its right of Termination for Convenience.

(4) In addition to the Buyout Amount, Customer shall pay SEI for (A) the charges set forth in Section 2.04, (B) any termination fees imposed by third parties, (C) telecommunication charges, (D) any services used prior to the effective date of termination, but which have not yet been invoiced, and (E) any deconversion services which Customer may request.

(c) Termination for Cause By Customer. Customer may terminate this Agreement in the event (i) that a material breach by SEI in the performance of its obligations under this Agreement occurs that results in Customer experiencing a material deprivation of services under this Agreement and SEI fails to cure such breach within ninety days after SEI’s receipt of Customer’s written notice of breach. If Customer terminates this Agreement under this Section 2.03(c), Customer shall have no obligation to pay SEI the Buyout Amount, but Customer shall be obligated to pay the other amounts specified in Sections 2.03(b)(4) and 2.04.

(d) Termination for Cause By SEI. If Customer defaults in the payment of any fees, charges or other amounts due under this Agreement and fails to cure such default within thirty days after receiving notice thereof from SEI, SEI may terminate this Agreement effective as of the date specified in such notice. In addition, SEI may terminate this Agreement in the event Customer materially breaches this Agreement (other than a breach of its payment obligations, which is covered by the previous sentence) and fails to cure such breach within 90 days after Customer’s receipt of SEI’s written notice of breach. If SEI terminates this Agreement pursuant to this Section 2.03(c)(ii), Customer shall be obligated to pay to SEI the Buyout Amount and the other amounts specified in Sections 2.03(b) and 2.04.

2.04 Obligation upon Expiration or Any Termination of Agreement. Customer shall return (or destroy if it certifies in writing to SEI that it has so destroyed) all user documentation and all other data and related materials and all Proprietary Information (defined in Section 4.03 below) provided to Customer by SEI hereunder upon expiration or any termination of this Agreement. In addition, Customer will be obligated to pay those fees as specified below. Upon expiration or any termination of this Agreement as set forth in this Section 2, upon Customer request, SEI will provide Customer with one set of computer-generated ledger sheets for each account then on the TRUST 3000 Service on magnetic tapes in a form sequentially accessible. Customer will bear the expense for SEI to create the magnetic media in the standard format, as determined by SEI in accordance with the provisions of Exhibit C attached hereto. SEI will also provide the file formats for each file generated. In addition, Customer acknowledges SEI invoices for Third Party Services, telecommunication, and services which are calculated based upon Customer consumption, up to ninety days after services are rendered. Customer will be obligated to reimburse SEI for any such charges incurred by SEI on Customer’s behalf for a period of ninety days following the later of (i) expiration or any termination of this Agreement or (ii) Customer’s cessation of any use of the TRUST 3000 System for processing and or retrieval purposes. Upon Customer’s request, after expiration or any termination of this Agreement, SEI will provide Customer access to the data described on Exhibit C hereto at the fees indicated on such schedule.

2.05 Survival of Obligations. No termination of this Agreement shall affect the rights or obligations of either party which have arisen or accrued before termination. The provisions of this Agreement which by their terms, intent or purposes are intended to survive the termination hereof, shall survive the termination of this Agreement including but not limited to Sections 3, 4.03, 4.05, 5.01, 5.03, 6.02, 6.03, 8 and 9 shall survive the termination of this Agreement.

SECTION 3 — PAYMENT OF FEES AND OTHER EXPENSES.

3.01 Fees. Customer agrees to pay SEI the fees set forth in this Agreement for the use of the TRUST 3000 System and for any equipment and maintenance or other products or services provided by SEI, including but not limited to the Licensed Products and Custody Services, under this Agreement, as such fees may be adjusted from time to time pursuant to Section 3.03 below. Customer agrees to pay SEI all fees for each month commencing on the Cutover Date, each such payment to be due thirty-five days after the date of invoice. Customer agrees to pay interest on all amounts past due at the highest rate permitted by applicable law, but not greater than one and one-half percent per month.

3.02 Taxes. Customer agrees to pay all state and local sales, use, property or other taxes, with respect to this Agreement, the TRUST 3000 System or any equipment, product or services provided hereunder which may be assessed against SEI or Customer; provided, however, Customer shall not be liable for taxes on SEI’s property or net income, gross receipts or corporate franchise. At its option, SEI may include applicable taxes in its invoices in which event Customer shall pay to SEI the taxes so invoiced. In the event Customer shall supply SEI with an applicable exemption certificate, issued by an applicable state governing authority, SEI shall not invoice Customer for such taxes.

3.03 Adjustment of Fees. Customer agrees that at any time after the end of the first Contract Year, SEI may increase the Fees upon thirty days written notice to Customer, in an amount not to exceed the percentage increase in the Consumer Price Index (“CPI”)–All Factors, as measured by the Bureau of Labor Statistics, since the Effective Date of this Agreement, with respect to the first increase, and since the date of the last increase, with respect to the second and any subsequent increases, but in no event shall there be more than one increase in any twelve month period. Notwithstanding the above, in the event of an increase to SEI’s costs for Third Party Services, SEI may at any time upon thirty days written notice increase the Fees applicable to such Third Party Services, provided, that such fee increase will not exceed the applicable percentage increase in costs incurred by SEI with respect to such Third Party Services.

SECTION 4 — COVENANTS OF CUSTOMER.

4.01 Limitations on Use of TRUST 3000 System. Customer agrees that it shall not permit the TRUST 3000 Service to be used by or for any person or entity except Customer and the corporations which are wholly-owned directly or indirectly by Customer, its parent listed below, or its Designated Affiliates as listed in Exhibit L. In addition, customers of Customer may have access to the system for retrieval and limited processing purposes under any reasonable third party access procedures implemented by SEI. The fees for third party access are listed in Exhibit A.

Name of Corporation	Relationship to Customer
Bryn Mawr Bank Corporation	Holding Company

In the event Customer or any of the entities listed above acquires (by merger, asset purchase or otherwise) any entity not listed above or trust assets of any entity not listed above, or in the event Customer wishes to use the TRUST 3000 System for any of its current affiliates not listed above (collectively, “New Entity”), Customer may use the TRUST 3000 System for the New Entity, after notifying SEI of its intention to do so and in accordance with the terms, conditions and prices then applicable under this Agreement; provided, however, if the services to be provided to such New Entity are materially different in character from those then being provided to Customer or impose materially different obligations on SEI then the parties will mutually agree on an adjustment to the fees with respect to such New Entity to reflect any such differences.

4.02 Equipment. Customer shall be responsible for obtaining and maintaining network compatible terminal, print and telecommunication equipment for use in conjunction with the TRUST 3000 System. SEI shall not be liable for any damages caused by Customer’s use of such equipment.

4.03 Proprietary Rights. Customer agrees and acknowledges that: the TRUST 3000 System, and related documentation, together with all other data and materials, all software codes, trade secrets, design concepts, discoveries, ideas, enhancements, improvements and inventions related thereto supplied by SEI to Customer pursuant to this Agreement, and the terms, conditions and provisions set forth in this Agreement (collectively, the “Proprietary Information”), and any and all intellectual property rights inherent in the any of the foregoing and any portion thereof and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, “Intellectual Property Rights”): (a) are the exclusive property of SEI and shall remain so; and (b) are confidential and proprietary trade secrets of SEI, protected by law, and of substantial value to SEI, and may not be used or disclosed without the written consent of SEI. Customer shall retain in strict confidence the Proprietary Information, shall not disclose the Proprietary Information to others, except (i) to those of its employees and consultants who have a need to know such Proprietary Information in connection with the performance of the scope of their employment or engagement by Customer; provided, however, that as a condition to Customer disclosing any Proprietary Information to any such consultant, the consultant shall have entered into a confidentiality agreement with Customer pursuant to which the consultant shall have agreed to keep the Proprietary Information strictly confidential and not to use the Proprietary Information other than in connection with the performance of the scope of his or her engagement by Customer (such employees and consultants are referred to herein as “Permitted Employees and Consultants”), and (ii) as may be required by audit or as may otherwise be required by law, and shall use the Proprietary Information solely in connection with this Agreement. To the extent any regulatory authority or governmental agency, specifically including the federal and state judiciary systems (collectively: “Governing Authorities”) shall request that Customer reveal any of the Proprietary Information, or to the extent that Customer otherwise determines that it is required by law to disclose any of the Proprietary Information, Customer shall, prior to the release or disclosure of such Proprietary Information, provide SEI with prompt notice of such request or determination, to enable SEI to formally contest the release of such Proprietary Information to such Governing Authority or to request confidential treatment of such Proprietary Information. Customer agrees at SEI’s expense, to provide reasonable assistance to SEI in its preparation and filing of such contest or request. Customer agrees to keep all property of SEI free and clear of all claims, liens and encumbrances. The TRUST 3000 System hereunder shall only be used by Customer to process its own data, and, except as provided in Section 4.01 hereof, shall not be used for or on behalf of others. Customer shall not create or attempt to create, nor permit others to create or attempt to create, the TRUST 3000 System or any part thereof. In addition, Customer agrees to preserve any copyright and trade secret notices of SEI on materials where such notices appear. Customer shall immediately notify SEI of the unauthorized possession, use or knowledge of any item supplied to Customer pursuant to this Agreement. In the event Customer breaches or attempts to breach any of the provisions of this Section 4.03, SEI shall have the right, in addition to such other remedies which may be available to it, to injunctive relief enjoining such breach or attempt to breach, it being hereby agreed by Customer that legal remedies are inadequate for any breach or attempted breach hereof. The provisions of this Section 4.03 shall survive the termination of this Agreement.

4.04 Limitation on Use of Materials. Customer shall not copy or reproduce in any manner any manuals, user documentation or other materials provided by SEI to Customer under this Agreement except for copies made by Customer solely for its internal use by Permitted Employees and Consultants, and except for two copies made for off-site disaster recovery purposes.

4.05 Custom Work, Ownership of Custom Work.

(a) Definition of Custom Work. As used herein, the term “Custom Work” means any and all custom programming, custom coding, custom software, custom interfaces, consulting and custom statements which SEI shall create at Customers request and expense. The word “custom” as used herein means work which was created for Customer to meet Customer’s business needs. The initial standard FTI interface file extract provided by SEI on a daily basis to Customer, an example of which is detailed in Exhibit A, and the initial Customer Employee Benefit Statement (“EBS”) are deemed to be Custom Work, however, no fees will be charged to Customer for such services. SEI will use its best efforts to provide Customer a sample EBS mock-up for approval prior to the dress rehearsal, as well as, a sample EBS containing Customer’s data after the dress rehearsal. SEI reserves the right to charge Customer a fee in the event that Customer requests any modification to the initially provided standard FTI interface file extract and/or the initial EBSs.

(b) Custom Work Ownership Issues. The parties mutually acknowledge and agree SEI shall own all right, title, and interest in any Custom Work developed by SEI under the terms of this Agreement including, without limitation, any and all Intellectual Property Rights inherent in the Custom Work and any portion thereof and appurtenant thereto.

SECTION 5 — COVENANTS OF SEI.

5.01 Confidentiality of Customer Information.

(a) Definition of Customer Information. “Customer Information” means: (i) all information and data relating to Customer’s or Customer’s Affiliates’ accounts; (ii) all information collected by SEI from Customer or otherwise provided to SEI in connection with the performance of SEI duties under this Agreement for Customer; (iii) all information regarding Customer’s customers, customer accounts, customer names, addresses, social security numbers or any other personal identifier, or any information derived therefrom; (iv) all strategic plans and marketing plans of Customer revealed to SEI; and (v) any and all other information which has been communicated to SEI and received by SEI by reason of its nature, source, use, or other sensitivity would ordinarily be considered the confidential and proprietary information of Customer.

(b) Use and Disclosure of Customer Information. SEI agrees that Customer Information is the exclusive property of Customer. SEI agrees that during the term of this Agreement and thereafter, SEI shall not make known, divulge, or communicate to any person or entity information concerning such Customer Information, or Customer, except as may be required to perform its services under this Agreement, to maintain the TRUST 3000 System, or as may be required by audit or as may otherwise be required by law. Further, SEI agrees that it will not use the confidential information for any purpose other than to provide the services contemplated by this Agreement. SEI shall promptly notify Customer of the unauthorized disclosure or use of Customer Information.

(c) Compliance with Gramm-Leach-Bliley Act. In connection with the activities contemplated by this Agreement, each of SEI and Customer shall comply with all applicable provisions of the Gramm-Leach-Bliley Act (as such Act may be amended from time to time), including, without limitation, applicable provisions regarding the sharing, disclosure, safeguarding and/or security of Nonpublic Personal Information (as such term is defined in the Gramm-Leach-Bliley Act). SEI will regularly perform tests on its security policy and procedures and will certify upon Customer’s request its compliance with such policy and procedures. SEI will use its best commercial efforts to rectify any deficiencies found during the regular testing of such security policy and procedures.

(d) Confidentiality Agreements. SEI agrees to enter into confidentiality agreements with its employees, agents, representatives, subcontractors, Third Party Vendors or any other party to whom SEI may provide access to or disclose Customer Information, to comply with all the provisions of this Section 5.01.

(e) Exclusions From Definition of Customer Information. Notwithstanding anything contained above in this Section 5.01 to the contrary, Customer Information shall not include information which:

(i) is now or hereafter becomes available to the public without a breach by SEI of the terms of this Agreement, but only to the extent the Customer Information becomes available to the public; or

(ii) was known to and documented in writing in the possession of SEI before its disclosure hereunder; or

(iii) becomes available to SEI without restrictions on its use or further disclosure; or

(iv) is independently developed by SEI; or

(v) is disclosed pursuant to judicial action, provided SEI shall give at least ten (10) days written notice to Customer of the request for disclosure in a judicial action and no suitable protective order, or equivalent remedy is available. This information is no longer Customer Information only to the extent disclosed by the judicial action and subject to the restrictions ordered by the court.

5.02 Security Precautions. SEI agrees to follow file, safekeeping, and backup procedures that may be required of SEI by applicable law or rule or regulation of the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, as submitted to SEI by Customer. Each business day, SEI will prepare and preserve magnetic media containing Customer’s data to preclude the following data loss problems: (i) the inability to read or (ii) actual loss of the data at SEI’s data center. SEI agrees to save Customer’s data as provided in Exhibit E attached hereto. SEI shall maintain throughout the Term of this Agreement a disaster recovery plan (the “Disaster Recovery Plan”) in compliance with applicable regulatory requirements. The Disaster Recovery Plan shall comply with the provisions of Exhibit F (Disaster Recovery).

5.03 Provision of Services by Others. It is understood that SEI reserves the right to either provide itself the services contemplated by this Agreement to be provided by SEI (which include all services other than the Third Party Services) or to engage another party to perform such services. Except as provided in Section 6.03 with respect to Third Party Services, Customer understands that SEI has sole responsibility and liability, subject to the limitation of liability set forth in this Agreement, for furnishing the services contemplated by this Agreement, and any other agreement between Customer and SEI; and Customer hereby irrevocably agrees that (a) Customer shall look solely to SEI for the performance of any such services in accordance with the provisions of this Agreement or such other agreement, and (b) third parties providing any such services, whether as supplier, agent or subcontractor, shall have no liability to Customer for such services.

5.04 Access by Customer. SEI will grant the internal auditors of Customer and other personnel authorized by Customer reasonable access to SEI’s premises, and to books and records related to the provision of services contemplated by this Agreement. SEI agrees to grant federal and other governmental and banking agencies, when required by law or authorized by Customer, access to records of Customer held by SEI. SIMCO shall during the Term provide Customer on an annual basis with the latest version of the SAS #70 upon such reasonable terms and conditions as SIMCO may generally make such report available to its clients. In addition, SEI Trust shall during the Term provide Customer on an annual basis with the latest version of the SAS #70 Report (Type II) regarding SEI Trust’s operations upon such reasonable terms and conditions as SEI Trust generally makes such report available to its clients.

5.05 Legislative Enhancements. Modifications required to be made to the TRUST 3000 System in order to comply with changes in applicable federal laws or regulations will be made available to Customer. Each such change shall be made and implemented as soon as practicable. Customer shall notify SEI promptly in writing of any such modifications requested by client. The development of new software modules or major changes to existing software modules required to comply with federal laws or regulations will be made available to Customer at a price equal to the total time and materials required to implement such changes prorated (based on number of accounts serviced by SEI) among all affected customers. Major change(s) pursuant hereto shall mean those changes whose total costs exceed five percent (5%) of SEI Trust’s gross annual revenues in any such year.

5.06 Implementation Services. SEI and Customer are parties to an Implementation Services Agreement dated as of the date hereof (the “Implementation Agreement”), pursuant to which, among other things, SEI agrees to provide, and Customer agrees to pay for, services necessary to implement the TRUST 3000 Service for Customer. A true and complete copy of the Implementation Agreement is attached hereto as Exhibit G.

5.07 Performance Standards. SEI agrees to use commercially reasonable efforts to perform the services hereunder in accordance with the Performance Standards attached hereto as Exhibit H (“Performance Standards”).

SECTION 6 — WARRANTY.

6.01 Warranty. SEI hereby warrants as follows: (a) it owns the TRUST 3000 System or has a valid license to such portion of the system not owned by it, (b) the TRUST 3000 System will perform materially as described in its documentation, and (c) the generic interface extracts will materially conform to the specifications provided to FTI, as described in Exhibit A, Subsection III, FTI.

Except as stated in the previous sentence, SEI MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRUST 3000 SYSTEM OR ANY PRODUCT OR SERVICE PROVIDED HEREUNDER, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.02 Remedy for Breach. SEI agrees to hold harmless and defend Customer from any claims brought against Customer based upon a defect in SEI’s title to, or power to grant to Customer the use of, the TRUST 3000 System or any trademark, patent or copyright infringement with respect to the TRUST 3000 System. If any claim is brought for which SEI may be liable under this Section 6.02, Customer shall give SEI reasonable notice of such claim. SEI shall have full control in the defense of such claim and Customer shall cooperate with SEI to enable SEI to defend such claim, at SEI’s expense, in SEI’s and/or Customer’s name. In the event that Customer is unable to use the Trust 3000 System because of any claim of infringement, SEI will use its best efforts to provide a replacement, comparable system. In the event that SEI is unable to provide such a replacement system then, Customer may terminate this Agreement.

6.03 Third Party Services. SEI agrees to provide to Customer certain services from external third party sources (“Third Party Vendors”). Such services (“Third Party Services”) and the associated prices to be initially paid by Customer therefore are listed in Exhibit A attached hereto. To the extent any Third Party Services are provided by SEI to Customer hereunder, Customer agrees that such services are confidential and proprietary trade secrets of the respective Third Party Vendors. Accordingly, Customer agrees to honor requests by SEI and Third Party Vendors to protect their proprietary rights in such data, including requests that Customer place copyright notices or other proprietary legends on printed matter, print-outs, tapes, disks, film or any other medium of dissemination. Customer further agrees that all Third Party Services are provided by the Third Party Vendors on an “AS IS WITH ALL FAULTS” basis for Customer’s internal use. Customer may use Third Party Services as normally required on statements, reports, screens and other documents necessary to support Customer’s clients, however Customer shall not distribute any Third Party Services to other third parties. The Third Party Vendors MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS, OR ANY OTHER MATTER with respect to any of the Third Party Services or any such products. SEI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS, OR ANY OTHER MATTER with respect to any of the Third Party Services or any such products. Neither SEI nor the Third Party Vendors shall be liable for any damages suffered by Customer in the use of any of the Third Party Services, including liability for any incidental, consequential or similar damages.

SEI DOES NOT MAKE ANY WARRANTY OR REPRESENTATION REGARDING THE AVAILABILITY, RELIABILITY, SECURITY OR OPERATION OF THE INTERNET. IN ADDITION, SEI IS NOT RESPONSIBLE FOR ANY FAILURE OF ANY SEI PRODUCTS OR SERVICES ACCESSED VIA THE INTERNET DUE TO THE AVAILABILITY, RELIABILITY, SECURITY OR OPERATION OF THE INTERNET.

SECTION 7 — AUTHORIZATIONS

7.01 Instructions, Notices and Authorized Persons.

a.	As used in this Agreement, the terms “Instructions” or “Instructed” mean:

1.	a written Customer request, which is signed by two persons authorized in Customer’s corporate resolution to issue such requests, which is delivered to SEI in paper form or through facsimile transmission; or

2.	a written Customer request which is issued by a person authorized in Customer’s corporate resolution to issue such requests, which is communicated to SEI through the electronic process of affirmation of trades; or

3.	In the event of a technical breakdown of the facsimile capability at the site of Customer or SEI, SEI may accept an oral request or order issued by two persons who are authorized by Customer in Customer’s corporate resolution to issue such instructions, providing such persons shall identify themselves with identification codes. Such oral instructions issued specifically in such manner shall hereafter be called: “Oral Instructions”.

b.	Customer agrees within thirty (30) days of the Effective Date of this Agreement to complete and execute the Secretary’s Certificate attached hereto as Exhibit J, wherein Customer shall designate in writing those persons authorized to issue Instructions as set forth above.

c.	Any notices, confirmations and receipts required hereunder to be delivered by SEI to Customer, unless otherwise specifically provided, will be delivered by SEI to Customer or by way of data generated by the Trust 3000 System and accessed at Customer’s site or delivered by SEI to Customer. Customer will certify to SEI, as required, the names of the persons who, from time to time, have been duly appointed to act for Customer.

d.	Customer will from time to time, file with SEI a certified copy of a Corporate Resolution authorizing person or persons to give proper instructions and specifying the class of instructions that may be given by each person to SEI under this Agreement, as set forth in Exhibit J.

e.	Subject to this Section 7.01, Customer agrees SEI may rely upon Instructions and Customer forever releases SEI from all liability which may arise in the course of SEI acting upon any Oral Instructions or written (including electronic and fax) Instructions which SEI has appropriately validated. Customer shall indemnify and hold SEI harmless for any action taken (or not taken) by SEI pursuant to any Instruction, direction, or other information communicated to SEI by Customer.

7.02 Use of Securities Depository or Book Entry System.

a.	As used herein, the term “Assets” means all Securities and cash held on behalf of Customer and registered in the account of SEI Trust or SEI Trust’s subcustodian in securities depositories – including, but not limited to, the Depository Trust Company (“DTC”) and Participant Trust Company (“PTC”) - and book entry systems - including, but not limited to the Federal Reserve book-entry system.

b.	SEI Trust may use Securities depositories or book entry systems to hold, receive, exchange, release, deliver and otherwise deal with Securities (including rights and other items of like nature), to receive and to remit to SEI Trust all income and payments thereon. In addition SEI Trust may take all steps necessary and proper in connection with the collection thereof.

c.	SEI Trust may register Securities in the name of any nominee or nominees used by securities depositories or book entry systems.

d.	SEI Trust may provide payment for Securities purchased and sold through the clearing medium employed by securities depositories or book entry systems for transactions or participants acting through it.

e.	Subject to security requirements of SEI Trust, all books, records and information technology systems maintained by SEI Trust which relate to Customer’s and its Client Base’s participation in securities depositories or book entry systems will at all times during SEI Trust’s regular business hours be open to inspection by Customer’s duly authorized employees, agents or governmental regulators, and Customer will be furnished with all the information in respect to the services rendered for Customer and its Client Base as Customer’s authorized representatives, auditors and governmental regulators may require.

SECTION 8 — LIMITATION OF LIABILITY.

8.01 Limitation of Liability. Excepting the covenants contained in Section 6.02 (Infringement) and the services provided pursuant to Exhibit I (Custody Services), and any claims for damages arising out of any fraud or willful misconduct on the part of SEI, its agents, officers and directors or employees, SEI’s liability to Customer for damage suffered by Customer (a) in the use of the TRUST 3000 System or other products or services provided by SEI under this Agreement, or (b) as a result of any breach of any of the provisions of this Agreement, shall be limited to the correction of any incorrect reports and monetary damages not to exceed six month’s of processing fees payable hereunder. IN NO EVENT SHALL SEI BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OF ANY KIND INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY OR ANY OTHER THEORY, AND REGARDLESS OF WHETHER SEI IS ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

8.02 Notwithstanding any other provision of this Agreement to the contrary, no liability of any kind will be attached to or incurred by SEI by reason of its provision of Custody Services or other obligations under Exhibit I, except only for its own negligence, gross negligence or willful misconduct in performance of its obligations hereunder. In addition, SEI shall be liable with respect to corporate actions only to the extent such corporate actions are reported in the services that SEI monitors.

SECTION 9 — GENERAL PROVISIONS.

9.01 Notice. Any and all notices required or permitted in connection with this Agreement shall be in writing and shall be delivered by hand, sent by a nationally recognized express delivery service that provides a receipt or sent via certified or registered mail, return receipt requested. All such notices shall be delivered, sent or mailed to the addresses set forth below or to such other address as either party may from time to time designate in writing:

If to SIMCO:	If to Customer:
SEI Investments Management Corporation	Bryn Mawr Trust Company
One Freedom Valley Drive	330 E. Lancaster Avenue
Oaks, Pennsylvania 19456-1100	Wayne, PA 19087
Attn.: General Counsel	Attn: June M. Falcone

If to SEI Trust:
SEI Private Trust Company
One Freedom Valley Drive
Oaks, Pennsylvania 19456-1100
Attn.: General Counsel

9.02 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

9.03 No Third Party Beneficiary. This Agreement is for the mutual and exclusive benefit of SEI and Customer and shall not be deemed to be for the direct or indirect benefit of the customers of SEI or Customer. The customers of SEI and Customer shall not be deemed to be third party beneficiaries of this Agreement or have any other contractual relationship with SEI or Customer by reason of this Agreement and each party hereto agrees to indemnify and hold harmless the other party from any claims of its customers, or its affiliates’ customers, against the other party including any attendant expenses and attorneys’ fees, based on this Agreement or the services provided hereunder.

9.04 Assignment. Customer shall have the right to assign or delegate all or part of its rights, responsibilities or duties hereunder to its parent or any wholly-owned subsidiary of Customer listed in Section 4.01 upon the provision of prior written notice to SEI, but no such assignment shall relieve Customer of its payment obligations hereunder. Such assignment shall be valid only so long as the assignee remains the parent of Customer or a wholly-owned subsidiary of Customer. SEI shall have the right to assign or delegate all or part of its rights, responsibilities or duties hereunder to SEI Investments Company or any wholly-owned direct or indirect subsidiary of SEI Investments Company, upon the provision of prior written notice to Customer. Any other assignment, transfer or delegation by either party (including, without limitation, any assignment, transfer or delegation by operation of law in connection with a merger or otherwise) hereto shall require the prior written approval of the other party hereto which approval shall not be unreasonably withheld or delayed.

9.05 Force Majeure. Neither Customer nor SEI shall be liable for a failure to comply with the terms hereof, other than payments, where such failure is due to causes beyond its reasonable control.

9.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the choice of laws principles of such state.

9.07 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

9.08 Contents of Agreement. This Agreement (which includes the Exhibits and any Schedules attached hereto) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof and the transactions contemplated hereby, whether written or oral, are superseded by this Agreement.

9.09 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, shall constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

9.10 Severability. In the event that any provision of this Agreement shall be found in violation of public policy or illegal or unenforceable in law or equity, such finding shall in no event invalidate any other provision of this Agreement.

9.11 Insurance. SEI will maintain insurance coverage, including Fidelity Bond coverage, from reputable carriers at all times during the term of this Agreement. Upon the reasonable request of Customer, SEI will furnish Customer with proof of such insurance provided that Customer shall not request such proof more often than annually.

EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY RESPECTIVELY HAS READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND AGREES TO BE LEGALLY BOUND HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, and have duly delivered this Agreement as of the date first set forth above.

THE BRYN MAWR TRUST COMPANY		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/S/ JUNE M. FALCONE	By:	/S/ ROBERT F. CRUDUP
Name:	June M. Falcone	Name:	Robert F. Crudup
Title:	Sr. Vice President	Title:	Executive Vice President

SEI PRIVATE TRUST COMPANY

By:	/S/ CARL BECHDEL
Name:	Carl Bechdel
Title:	VP

MASTER SERVICES AGREEMENT

FEES

EXHIBIT A

Customer agrees to pay for the TRUST 3000 System in accordance with the following schedule. If Customer does not elect to utilize certain applications upon execution of this Agreement, and later elects to utilize such products, SEI will provide the additional applications at SEI’s then-prevailing fees. Customer may elect to utilize the additional applications by executing a written amendment which shall be incorporated into this Agreement.

1.	SOFTWARE SERVICES. SEI’s software applications are made available for Customer’s use on SEI’s computer systems for the fee indicated in Section II. The fee entitles Customer the right to use the application as well as associated application support. Charges for computer system usage are identified in the section entitled “Processing Services” below.

Software Application

TRUST 3000 System includes the use of:	Market Link

13-F Securities Services	Portfolio Realignment

ACH Interface	Position Reconciliation

ARP Interface	Proxylink

Asset Source	Scientific Amortization and Accretion

Automated Cash Management	Security Movement and Control

Automated Income Processing	SPECTR Statements

Automated GNMA Processing	Standard Dividends

Automated CPT Processing	Trade 3000

Consolidated Statement	Mutual Fund Clearing Network

Corporate Actions Processing (CAPS)	FastTax Bridge

Deplink Trade

Deplink Income

Disaster Recovery

Employee Benefit Reporting (Current Standard Reports) - Includes Form 5500 Standard EBR Statement Reports

Enhanced Mutual Fund Processing

Generic BCS/Name & Address Custom Extract (TNA999)

IntraDay Sweep

Investor Statement

Items designated with an asterisk (*) are subject to a separate agreement and the terms and conditions of this Agreement (other than this Exhibit A and Exhibit E) shall not apply to such items.

II.

PROCESSING SERVICES. SEI agrees to provide the Software Services set forth above and the Processing Services described herein for the fee set forth below. (The Software Services and Processing Services monthly fee is hereby collectively called the “TRUST 3000 CORE Fee”.) Customer agrees to pay SEI a minimum monthly TRUST 3000 CORE fee for the specified level of processing resources described below. If Customer requires processing in excess of the allowances specified, SEI shall make reasonable efforts to provide such processing and Customer agrees to pay SEI the incremental processing fee for any activity above the specified allowance.

Minimum Monthly TRUST 3000 Core Fee (Includes 1,262 accounts)	$ 7,572/month

ACTIVITY	INCREMENTAL ALLOWANCE	MONTHLY Fee (in excess of Incremental Allowance)
1. Number of Accounts	over 1,262	$ 6.00/account
2. Employee Benefit (“EB”) Accounts	0	$5.00/EB account

The number of terminals of Customer that may access TRUST 3000 at any one time shall not exceed the number of employees of Customer that are assigned on a full-time basis to Customer’s trust operation function.

III. SUBSYSTEMS/OTHER SERVICES	MONTHLY SERVICE FEE

Product/Service	Allowance	Additional Fees Over Allowance
Advanced Personal Trust Statement	1,000 statements/month	$2.33/account/month

Advent Axys	1 seat for performance reporting	Prevailing rate

CustodyStation	2 seats for report writing	Prevailing rate

Customer StrataStation	38 seats 1 seat/every 100 accounts over 1,262	Prevailing rate

Pay3000	1058 checks/month	$1.10 /recurring check $2.50 /lump sum check

StrataWeb	1 seat per account	$2/seat/month

TrustQuery	1 seat for report writing	Prevailing rate

Monthly Common & Collective Fund Valuation	N/A	$625/fund/month

Investment Scorecard Interface	Standard Interface	Prevailing rate for any custom modifications

Relias Interface	Standard 401(k) Interface	Prevailing rate for any custom modifications

Trust3000 Anywhere	8 seats	Prevailing rate

FTI: The following SEI generic programs create extract files and/or accept SEI format specific files for uploading into the TRUST 3000 system. SEI agrees to provide Customer access to the programs that generate the extract files and to the program which loads trades into the system at no additional cost. The files created by the program extracts will be read by other programs that reformat the data for other applications, specifically the FTI portfolio management system. In the event Customer requires additional data fields to be added to the extract or any programming to reformat the data extracted, then Customer agrees to pay SEI at the then prevailing rate for such services.

The following identifies the generic extracts by program name:

1.	Program Name = FRTIPS - The purpose of this program is to extract descriptive account information from the TRUST 3000 Account Master File. This file may be read by other programs that reformat the data for other applications. Specifically, Customer will use the generic extracted fields to populate, calculate fields or reconcile the Account Information File on the FTI Portfolio Management System.

2.	Program Name = FRTAST - The purpose of this program is to extract descriptive asset information from the TRUST 3000 Asset Static File. This file may be read by other programs that reformat the data for other applications. Specifically, Customer will use the generic extracted fields to populate, calculate fields or reconcile the Asset Information File on the FTI Portfolio Management System.

3.	Program Name = TAXEXT - The purpose of this program is to extract financial and descriptive data, taxlot and position information from the TRUST 3000 Taxlot and the TRUST3000 Position files. This file may be read by other programs that reformat the data for other applications. Specifically, Customer will use the generic extracted fields to populate, calculate fields or reconcile the Account Holding File and the Trade Blotter File on the FTI Portfolio Management System.

4.	Program Name = TOEINT - The purpose of this program is to upload trade orders into the TRUST3000 trade order entry system. The program accepts open orders or executed orders for stocks, closed and open end mutual funds, bonds, mortgage backed securities and sweep funds. Open orders which qualify can be automatically routed to SEI’s Marketlink for execution.

IV.	TRANSACTION SERVICES. The following products and services are offered through SEI by Third Party Vendors and provide direct communication linkage, accounting updates and/or interface processing.

TRANSACTION CHARGE
Disaster Recovery	Included in Core Fee
(Subject to the terms and conditions of Exhibit E) Domestic Third Party Access
Local Dial-up Network Access	$0.35/minute
“800” Service	$0.60/minute

V.	CUSTODY SERVICES

Non- SEI Mutual Fund Per Account	$1.25 per position per month
Non- SEI Mutual Fund Transaction	$6.00 per transaction
Non-SEI Money Market Sweep Fee	$0.00 per fund per month
Depository/Book Pantry System Transaction Fee	$6.00 per transaction
Physical Transactions	$20.00 per transaction
Physical Transactions Rush	$60.00 per transaction
Per Issue Fee	$1.00 per issue per month

Trades Fed	$10.00
Trades - PTC	$20.00
PTC Pay Down Transaction Fee	$6.00 per transaction
Physicals	$30.00 per transaction
Euroclear Trades	$30.00 per trade
Euroclear Annual Holding Fee	3 basis points
ADR and Other Issue Fees	$1.25 per issue per month
U.S Wire Fee (for in-going or out-going wires)	$7.00 per wire
Global Wire Fee (for in-going or out-going wires)	$30.00 per wire
Unaffirmed Trades	$10.00 per trade
Trade Corrections	$10.00 per trade
Shipping	Prevailing carrier rates

For purposes of this Section V (Custody Services) above, transactions are defined as: all security purchases, sales, maturities, redemption’s, additions (after initial transfer of account assets on day of system and custody conversion), pay downs, exchanges, conversions, withdrawals (including gifts and distribution of assets at termination of account), and the wire of funds not directly related to an immediate purchase).

VI.	THIRD PARTY VENDOR SERVICES[1]

1) The following products and services are offered through SEI by Third Party Vendors. SEI provides TRUST 3000 interface processing to and from external third party information sources including but not limited to Interactive Data Services, Inc., Merrill Lynch, Kenny S&P, Muller Data Corp., FT EXTEL, XCITEK, Standard & Poors, DTC, Financial Information, Inc. required by TRUST 3000 customers.

2) SOURCE 3000. SEI reserves the right to modify its menu of SOURCE 3000 product offerings as well as its price list for product offerings upon thirty (30) days notice in writing to Customer. It is understood and agreed that access to any product offering may be withdrawn by SEI upon termination of SEI’s right to redistribute specific product offerings by third party vendors to SEI. Notwithstanding the foregoing, in the event SEI ceases to offer any of the Third Party Services which are included within the Source 3000 product, SEI shall replace such product with a substitute product which offers comparable functionality. Any fee increases are subject to the limitations of Section 3.03 of this Agreement.

SEI warrants that it has obtained the right to redistribute the securities and financial data incorporated in SOURCE 3000 to Customer. SEI MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA UTILITY, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL SEI BE LIABLE FOR DAMAGES OF ANY KIND, NO MATTER HOWEVER CAUSED, IN CONNECTION WITH CUSTOMER’S USE OF SOURCE 3000 REGARDLESS OF WHETHER SUCH DAMAGES ARE DIRECT, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE. CONSEQUENTIAL OR SIMILAR DAMAGES INCLUDING, WITHOUT

[1]	All prices relating to products and services offered through SEI third parties are subject to the limitations, restrictions and pricing terms which may be imposed from time to time by such third party vendors (as referenced in Section 6.03 of the Agreement).

LIMITATION, LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY OR ANY OTHER THEORY, EXCEPT FOR DAMAGES CAUSED BY SEI’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD.

3) Customer may elect to utilize alternative or additional services after the execution of this Agreement by executing a written amendment which shall be governed by the terms and conditions hereof. Any such alternative or additional services will be provided at SEI’s then prevailing rates.

PRICING/DIVIDEND APPLICATIONS:

Core Equity Daily	$0.20 /security priced/week
IBQ	$0.40 /security priced/week
B03 Municipals (monthly)	$0.37 /security priced/month
B04 Options	$0.20 /security priced/week
CMO	$0.30 /security priced/week

VII.	OUTPUT SERVICES. SEI provides output processing services to customers who require output handling to be accomplished by SEI in lieu of direct transmission to the customer’s facility. These services are provided at SEI’s prevailing rates.

Advanced Personal Trust Statement Production
Black and white printing	$0.16 per page
Color printing	$0.18 per page

VIII.	DATA CENTER ACCESS. Telecommunication, Equipment and Equipment Maintenance services will be provided as specified in the attached Exhibit B.

IX.	INSTALLATION CHARGES. Installation fees for all products and services which Customer has elected to license as of the date of execution of this Agreement, are included in the “Base Project Fees” for the Conversion which are set forth in Exhibit G.

X.	OTHER OPTIONAL PRODUCTS AND SERVICES. Customer has not contracted for any optional services, but may do so in the future.

XI.	FEES NOT LISTED. Any fees and services not specifically listed in this Agreement or its schedules, or any products or services Customer may elect to license in the future, will be provided at SEI’s prevailing rate. SEI has disclosed in these Exhibits A, B and G all fees for all current services requested by Customer in conjunction with the TRUST 3000 System and the Licensed Products.

MASTER SERVICES AGREEMENT

DATA CENTER ACCESS

EXHIBIT B

I. Telecommunication Services. SEI will provide access to SEI’s data center via high-speed telecommunication circuits, modems and/or concentrators. Customer will pay monthly service charges to SEI as shown below, as well as any installation or maintenance expense associated with the required telecommunication services or equipment. The monthly charges for telecommunication services may change as service charges are changed by the companies that supply the telecommunication services to SEI. Customer will pay all such price changes and any other charges relating to provided telecommunication services.

Quantity	Initial Circuit(s) Description	Install Fees	Initial Monthly Fee
1	Dedicated Circuit	$0.00	$1875.00
	128Kbps Service - 1544Kbps Access - 32Kbps CIR
1	Dial Backup - 64Kbps	$0.00	$150.00
	or
1	Dial Backup - 128Kbps	$0.00	$300.00
	(Customer’s Primary Site)

1	ISDN Dial Backup - 128Kbps	$0.00	$600.00
	(Customer’s Disaster Recover Site)

(If installation of ISDN Dial Backup is requested after 11/01/04, it will be priced at the prevailing rate.)

Within 30 days after Cutover Date, if it is determined Customer requires a larger dedicated circuit, SEI shall upgrade Customer to a 256Kbps circuit at no additional charge.

In the event Customer elects to modify or cancel a telecommunication service order, and such election may be implemented without additional cost to SEI, Customer must provide SEI with written notice of such election. It is understood and agreed that such election shall be effective no earlier than ninety days from SEI’s receipt of written notice thereof. Customer further agrees that all charges incurred by SEI as the result of Customer’s election shall be paid by Customer.

II. Access Circuits. Customer understands and agrees that SEI will be obtaining circuit facilities necessary to connect Customer’s location(s) to SEI from telecommunication carriers, local exchange carriers, alternate access vendors and/or others (“Circuit Providers”). Customer shall be responsible for all fees payable to such Circuit Providers. SEI shall use reasonable efforts to work with the Circuit Providers to resolve problems with their services, but SEI shall not be responsible for interruptions to SEI services caused by such Circuit Providers or installation delays caused by Circuit Providers or other third parties.

III. Equipment

1. SEI Provided Equipment on Customer’s premises. The following applies to any SEI provided equipment located on Customer’s premises:

a) SEI will deliver and install and maintain the required telecommunication equipment, except as otherwise provided herein.

b) Customer, at its own expense, will provide (i) an equipment room compliant with all applicable laws and regulations and other environmental conditions as specified by SEI; (ii) reasonable access to the equipment as specified by SEI; and (iii) adequate work space, heat, light, ventilation and electrical outlets.

c) SEI equipment shall not be removed, relocated, modified, or attached to non-SEI equipment by Customer without prior authorization from SEI.

d) Title of the equipment will remain with SEI. Customer will, be liable for maintenance/repair charges or the replacement cost of the equipment if it is damaged or lost due to theft, negligence, intentional acts, unauthorized acts, or other causes within reasonable control of the Customer, its agents, or employees.

e) Upon termination of this Agreement or earlier if equipment is no longer in use, Customer will make the SEI equipment available for removal. Customer will return the equipment in the same condition as originally installed, ordinary wear and tear expected. SEI will not be obligated to restore the premises to its original condition. If Customer does not promptly return the equipment or make it available for removal by SEI, Customer shall pay to SEI an amount equal to the then current market value of such equipment as reasonably determined by SEI.

2. Customer Responsibilities

a) Customer shall ensure that all Customer-provided equipment on its premises that connects to the SEI provided network service equipment will perform according to published technical specifications and will conform to the agreed to interface requirements.

b) Customer will be responsible for providing a dedicated, dial-up telephone line connected to the modem used for providing out-of-band access to the console ports of the SEI provided equipment on the Customer’s premises. The dial telephone line can be a POTS line, a Centrex line or a PBX extension with direct capability, but must be a “dedicated” analog line.

c) Customer will be responsible for extending the Customer’s Local Area Network (LAN) to which the SEI provided equipment is connected. Customer is required to provide the appropriate media adapter/cables for connecting to its LAN.

d) SEI will request that Circuit Providers or other third parties be responsible for all premises circuits required to extend the access circuits from the point where the Circuit Provider links on the Customer’s premises to the location where the SEI provided equipment on the Customer’s premises is deployed. Customer shall cooperate with such Circuit Providers or other third parties. In the event that SEI’s request for assistance from such Circuit Providers or other third parties is denied then, Customer and SEI will mutually agree as to a process regarding how to extend.

e) Customer agrees to assist SEI in performing certain minor maintenance on any SEI provided Equipment located on Customer’s premises as specified by SEI or the manufacturer of such equipment.

f) Customer will coordinate with SEI while SEI runs connectivity tests to test the service.

3. Equipment Services. Certain limited items of equipment may be acquired from SEI on a purchase basis. Customer acknowledges that SEI is not the manufacturer of the equipment and is providing the equipment as a convenience and accommodation to Customer. Notwithstanding the foregoing, SEI will repair or replace defective equipment supplied by SEI.

SEI MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SEI BE LIABLE FOR ANY DAMAGES IN CONNECTION WITH SUCH EQUIPMENT OR THIS AGREEMENT REGARDLESS OF WHETHER SUCH DAMAGES ARE CLAIMED TO BE DIRECT, SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS, REVENUES OR DATA, EVEN IF SEI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Customer agrees to pay all expenses associated with shipping and insuring of any equipment provided hereunder from SEI’s and manufacturer’s site to Customer’s site. All such equipment shall be shipped F.O.B. manufacturer’s or SEI’s site.

In the event Customer cancels or modifies an order for equipment, Customer understands and agrees that any such cancellation or modification may be subject to a cancellation/modification charge which shall not exceed twenty percent of the purchase price for the applicable equipment. In addition, in the event of any such cancellation or modification, Customer shall reimburse SEI for all of its out-of-pocket expenses incurred in connection with such order for equipment.

MASTER SERVICES AGREEMENT

DECONVERSION SERVICES

EXHIBIT C

Upon the termination of this Agreement as set forth in Section 2.04, and upon Customer request, SEI will provide Customer with the following services to effect a deconversion from the TRUST 3000 System.

Upon Customer’s written request to SEI for deconversion services to be performed, SEI will provide Customer with the following deliverables:

1) DECONVERSION EXECUTIONS: SEI will provide to Customer: (i) two trial deconversion execution, (ii) one audit package, and (iii) the actual deconversion execution for $7.50 per account per tape.

Any additional trial deconversion executions, additional audit packages, any Custom extracts, or FORCE programs will be provided at the fees specified herein in Sections 2 and 3 of this Exhibit C.

2) MAGNETIC DECONVERSION TAPES & FILES: SEI will provide a computer generated file extract for each trust and custody account then on the TRUST 3000 Service on magnetic tapes, and in electronic file format transmitted to Customer, in a form sequentially accessible in the standard format as determined by SEI. SEI agrees to provide Customer with both keys and file layouts for such sequentially accessible files and tapes. Magnetic tapes and files will be produced for the following files:

Account-Master	Asset-Static
B/C/S	Memos
Unique-Assets	Name and Address
Taxlots	SMAC - Trades
Positions	SMAC - Brokers

Additional extracts over number committed in Section 1 will be available at then prevailing rates.

3) LIVE FORCE PROGRAM. If requested, SEI will provide to Customer one “FORCE” program to facilitate the deconversion of the trust and custody accounts.

The “FORCE” program shall include:

(a) Programmatically “FORCE” all statements type B/C/S records to produce Cash and/or Asset Standard Statements from the beginning of the statement period through the deconversion date.

(b) Programmatically “FORCE” all accounts in order to produce cumulative Tax Worksheet information from the first of the fiscal year through the deconversion date.

FORCE programs are available at $7.50/account.

4) OPTIONAL SERVICES:

(a) AUDIT PACKAGE. Should Customer require additional audit packages above the audit package described in Section (1) above, Customer agrees to pay SEI for each additional audit package(s) produced at $1,000 per audit package.

(b) CUSTOM DECONVERSION OPTIONS. Customer may elect, upon written request to SEI, to purchase non-standard deconversion options. Customer agrees to pay for any additional Custom File extracts which are not specifically listed in

Section (2) above for a fixed quote rate basis.

(c) ADDITIONAL TRIAL DECONVERSION. Magnetic tapes may be produced for additional Trial Deconversions over the two trial deconversion extracts described in Section 1 above, upon client’s written request (which shall be provided forty-five days prior to any trial deconversion date) and will be billed at then prevailing rates.

(d) TEST DATABASE. A test database may be provided within ninety days of Customer’s written notice at SEI’s prevailing fees for such service.

MASTER SERVICES AGREEMENT

LICENSED PRODUCTS

EXHIBIT D

Customer agrees to pay for and license only those Licensed Products in accordance with and as reflected on Exhibit A.

I. DESCRIPTION

1. StrataWeb.

Product Description. StrataWeb is designed to provide Customer and Customer’s clients the ability to access Account information via the Internet.

StrataWeb Information. StrataWeb Information shall include the following pages, which are described in more detail in the Documentation for StrataWeb; Account Summary Page; Investment Detail Page; Unrealized Gain/Loss Page; Activity Detail Page; Profile Page; and Account List Page.

Additional pages of information may be made available to Customer as functional releases. The fees associated with each such functional release will be determined at the time such functional release is made available to Customer.

a. SEI grants to Customer a non-exclusive, non-transferable, limited license to: (i) use StrataWeb (including the Documentation therefore) during the term of this Agreement, to access, StrataWeb Information which is resident on StrataWeb; and (ii) print and otherwise make copies of such StrataWeb Information solely for Customer’s use in connection with providing trust processing and reporting services for Customer’s clients, provided that all titles, trademarks, and copyright, proprietary and restricted rights notices shall be reproduced in all such copies of the StrataWeb Information, and that all such copies of the StrataWeb Information shall be subject to the terms of this Agreement.

b. SEI shall customize StrataWeb to include customizations requested by Customer. Such customizations shall be in formats specified by SEI and shall be prepared and provided to SEI as set forth in the Documentation for StrataWeb. SEI owns and shall continue to own all right, title and interest in and to StrataWeb following the incorporation of customizations into such product, including all copyright and other intellectual property rights therein and appurtenant thereto; provided, however, that Customer shall continue to own all right, title and interest in and to the Customer materials supplied by Customer. Customer hereby grants SEI a license to prepare customizations and to incorporate the same into StrataWeb as authorized hereunder.

c. Customer may authorize or permit Customer’s clients to (i) use StrataWeb, during the term of this Agreement, to access their StrataWeb Information resident on StrataWeb; and (ii) print and otherwise make copies of such StrataWeb Information solely for their own use, provided that each such client of Customer shall first have assented, through use of StrataWeb or in some other reasonable and verifiable manner, to the Terms and Conditions of Use applicable to StrataWeb, as such Terms and Conditions of Use appear on the StrataWeb access site and are amended by SEI from time to time. Customer agrees not to take any action that would mask, delete or otherwise alter the Terms and Conditions of Use, any other disclaimers and/or any copyright, trademark, service mark or other proprietary notifications that SEI may place on StrataWeb from time to time, and/or any links from StrataWeb to the Terms and Conditions of Use and/or such other disclaimers and notifications. Customer shall be and remain primarily liable for compliance by its End Customers with the Terms and Conditions of Use.

d. Notwithstanding anything in this Agreement to the contrary, StrataWeb is designed for use by Customer and Customer’s clients to facilitate their own direct access to information regarding their Accounts and is not intended for use by and may not be used by Internet Information Consolidators. StrataWeb shall be used solely by individual natural persons manually and directly accessing the applicable Website and the StrataWeb Information. Access to the StrataWeb Information may not be made by any automated program that does not require direct and individual human intervention unless otherwise agreed in writing by SEI. For purposes of this paragraph, “Internet Information Consolidator” means any person engaged in the business of providing information aggregation services, screen-scraping services, information consolidation services or information re-distribution services by means of the Internet for the purpose of aggregating or consolidating information from more than one website. Customer agrees to notify SEI in the event it becomes aware that any of its clients has granted Account access to an Internet Information Consolidator, as well as, to reasonably cooperate with SEI in SEI’s pursuit of a cessation of such access.

e. Except as expressly provided herein, all right, title and interest in and to StrataWeb, including all patent rights, copyrights, trademarks and all other intellectual property rights inherent therein or appurtenant thereto, is and shall remain in SEI.

2. CSS Browser. CSS Browser is SEI’s “Customer StrataStation™ Browser” product, a software application product that is used to access and manipulate data housed on the System, and all Documentation for such product.

3. ODT. ODT is SEI’s “Open Data Transactions,” an applications programming interface which allows the execution and updating of the System transactions. ODT provides an application programming interface for executing System business functions from an application running at the Customer’s site. ODT supports both update and limited real-time inquiry functions. Before placing any of the application software developed by or for Customer through the exercise of the license rights for ODT into commercial use, Customer shall, with the participation and assistance of SEI, at SEI’s then current time and materials rates, perform appropriate quality assurance testing on such application software.

4. ODR. ODR is SEI’s “Open Data Replication” platform interface, an Information Movement and Management Facility which allows data housed on the Account Processing System to be retrieved, transformed into relational information, integrated with other sources, processed and analyzed.

5. CustodyStation. CustodyStation is a Windows-based reporting workstation which enables Customer to view standard reports or design custom reports based on extracted Account data housed on the Account Processing System. CustodyStation is comprised of the following components: SEI’s ODT client software, SEI’s extract software and software owned by Open Information System’s, all of which operate in connection with software owned by Sybase.

SEI hereby grants to Customer a non-exclusive, non-transferable, limited sublicense, which shall be limited to the United States, to: (i) use the OIS Software component of CustodyStation during the term of this Agreement, only in object code form, solely in connection with Customer’s use of CustodyStation pursuant to the license granted under this Agreement, and for no other purpose; (ii) use the Sybase Software, only in unmodified object code versions, solely in connection with Customer’s use of CustodyStation and subject to the designation of Customer’s license as described in this Agreement; and

(iii) copy the OIS Software and the Sybase Software only to the extent necessary in connection with the uses permitted under this Agreement and for archival or backup purposes, provided that all titles, trademarks, and copyright, proprietary and restricted rights notices shall be reproduced in all such copies, and that all such copies shall be subject to the terms of this Agreement.

Subject to the license rights granted by SEI to Customer in this Agreement, all right, title and interest in and to CustodyStation, including all patent rights, copyrights, trademarks and all other intellectual property rights inherent in any of the foregoing or appurtenant thereto, is and shall remain in SEI, or with respect to the OIS Software, in Open Information Systems, LLC, or with respect to the Sybase Product, in Sybase, Inc.

6. PerformanceStation. PerformanceStation is a performance measurement and reporting application. Performance-Station consists of four components: the performance calculation engine; Back Office functionality; Front Office functionality, and the performance reporting page of StrataWeb (if Customer has purchased the StrataWeb application). Back Office functionality provides data audit and verification tools and system edit capabilities. Front Office functionality provides access to investment returns in a variety of tabular and graphical report forms.

7. Advent Products. The Advent Products are portfolio management and order management applications that are integrated with the System. The Advent Products are comprised of the following:

Axys® is a portfolio accounting and reporting system. Features of Axys include: portfolio accounting, performance measurement, fixed income, electronic interfaces and reporting.

Moxy® is an application which automates manual trading and processes. Features of Moxy include: trading, integration, order preparation and reporting.

BREU is a web-based reporting solution that includes packaged reports and open toolkits to develop reports.

Customer understands that the use of the Advent Products includes the submission of data regarding its clients to the Advent network. Customer warrants to SEI that Customer has obtained all appropriate written consent to the transmission of Customer’s client’s data to third party databases. Customer shall defend, indemnify and hold harmless Advent Software Inc. (“Advent”) from and against any claims, demands, damages, costs, expenses, liabilities, actions, suits or proceedings made or brought against, or collected from, Advent by a third party (meaning a third party as to the Customer or any of its Affiliates) to the extent arising from the following (each, a “Covered Claim”): (i) any allegation that the Customer did not have the requisite authority to instruct or cause SEI to send data to Advent for inclusion in the Advent network (“Network Data”); (ii) any allegation that Advent did not have the requisite authority to provide SEI with access to the Network Data through the network on Customer’s behalf; and (iii) Customer or any other person’s usage of or reliance on the Network Data.

II. APPROVED HARDWARE AND SOFTWARE CONFIGURATION; DATA UPDATES. The use of each Licensed Product may require a minimum hardware and/or software configuration to be specified by SEI from time to time. The Licensed Products will not be available for use during maintenance or data update periods.

III. ADDITIONAL DISCLAIMER. Customer acknowledges that the Internet is an unsecure, unstable, unregulated, unorganized and unreliable environment, and that the ability of SEI to deliver information using services using the internet is dependent on the internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. SEI does not warrant that the Licensed Products delivered over the Internet will operate without interruption or delay and/or be error free, or that all failures of the licensed products delivered over the internet to conform to the specifications therefore can or will be corrected.

In no event shall SEI be liable for lost profits or business, loss of goodwill, loss of data, interruption of business, or for any exemplary, punitive, special, indirect, incidental, consequential, special or punitive damages, regardless of whether such claim arises under any theory of tort, contract, strict liability or otherwise in connection with any Licensed Product and regardless of whether SEI is advised of the possibility of any such damages; provided, however, Customer understands and agrees that SEI does not commit that the Licensed Products will achieve any specific results, operate without interruption or be error free. SEI’s sole obligation and liability with respect to any nonconformity of any Licensed Product shall be to use commercially reasonable efforts to remedy the nonconformity as soon as practicable. SEI’s sole obligation and liability with respect to any transmission of incorrect information or data shall be to retransmit the correct information or data to customer or the appropriate end customer. Excepting SEI’s responsibility with respect to infringing claims, the aggregate liability of SEI for any and all claims arising under or in connection with this agreement or the subject matter hereof shall not exceed six months of licensing fees for the applicable licensed product paid by Customer under this agreement. In addition, SEI is not responsible for any failure of any Licensed Product or the System due to the availability, reliability, security or operation of the Internet.

IV. DEFINITIONS. For purposes of this Agreement the term “Seat” shall mean an individual user identification. Each user must have a separate and distinct user identification and users may not share user identifications.

MASTER SERVICES AGREEMENT

RECORD RETENTION

EXHIBIT E

I. OVERVIEW. This Exhibit E sets forth the standard record retention protocol that SEI will follow in the performance of services hereunder.

II. DESCRIPTION. SEI will back-up system software, custom software and Customer’s client data and will abide by the following record retention procedures:

End of Year Saves:	Final 12/31/xx database (including transaction information) saves	= 7 years

End of Month Saves:	Final EOM saves, taken on last business day of calendar month	= 18 months

Daily Saves:	Nightly pre-nightwork full save of databases	= 15 business days

MASTER SERVICES AGREEMENT

DISASTER RECOVERY

EXHIBIT F

I.	OVERVIEW

This Exhibit describes the disaster recovery services that SEI will provide to the Customer in order to facilitate business continuity. Specifics are presented regarding disaster recovery resources at the recovery location, system accessibility, and TRUST, OPEN ARCHITECTURE and STRATA Products functionality that will be supported through the recovery site.

II.	DESCRIPTION

SEI hereby agrees to provide to Customer a disaster recovery product (“Disaster Recovery Product”) that would enable Customer to continue processing through SEI’s off-site disaster recovery center (“Disaster Recovery System”) in the event of a disaster at SEI’s Information Technology Center (“ITC”). The Disaster Recovery Product supports essential functions of SEI’s TRUST, OPEN ARCHITECTURE and STRATA Products. Supported functions are specified and published in the SEI Disaster Recovery Service Guide, as modified periodically, which is incorporated by reference herein. SEI shall give written notice of any major modifications.

A.	Defining A Disaster

A disaster is any event that renders the SEI Data Center incapable of providing TRUST, OPEN ARCHITECTURE and STRATA Products Services to its client base for more than 12 hours, and which cannot be resolved by means available on-site. The Disaster Declaration is the result of the evaluation of the incident and the damage assessment process, which determines the severity of the incident to facilitate the disaster declaration decision.

B.	Recovery Timeline:

The Disaster Recovery Service is designed to restore the critical processing features of each Product within the stated time frames from a disaster declaration as outlined below:

•	TRUST and OPEN ARCHITECTURE Products processing within 40 hours

•	STRATA Products processing within 48 hours

SEI will promptly notify Customer of a potential disaster the incident management process and escalation procedures. Periodic updates will follow. The Disaster Declaration is the result of the evaluation of the incident and the damage assessment process, which determines the severity of the event to facilitate the disaster declaration decision.

•	The Recovery Timeline following disaster declaration is:

•	HOUR 0-8 Declaration and Recovery Execution

Initiation of the DR Plan execution, client notification, mobilization, the establishment of recovery command center, and data recovery.

•	HOUR 8-28 Recovery of Infrastructure and Systems

Data restoration, systems environment recovery, restoration of network Connectivity, and server environment.

•	HOUR 28-40 Production Restoration

Restoration of application and production processing environment.

•	HOUR 40-48 Client Access

Client access, verification and resume production processing.

•	Timeline To Current:

SEI’s production processing and Customer’s interfaces with third party service providers will be current within 3 business days following recovery.

C.	Continuation of Processing

The Disaster Recovery Product enables the Customer to continue processing through use of the Disaster Recovery System at the alternate recovery site in the event of a disaster at SEI’s Wayne, Pennsylvania facility, and the availability of a Disaster Recovery Service coordinator at SEI. Customer shall be entitled to resume processing through the Disaster Recovery System (i) at two-thirds (2/3) of MIPS as required by Customer prior to the Disaster Declaration, (ii) at two-thirds (2/3) of number of users as required by Customer prior to the Disaster Declaration, and (iii) and SEI shall provide System Service Levels in accordance with the production Performance Standards within 6 business days of Disaster Declaration.

D.	Test Participation

Customer is entitled to participate in any, and as often as Customer chooses to participate, of the regularly scheduled tests of the Disaster Recovery Service, which SEI conducts two times a year, without any additional fees. Customer will be contacted regularly in advance of each test by the Disaster Recovery Service coordinator for participation. SEI will provide Customer with a copy of the formal report following the test as soon as the report is available.

SEI’s provision of the Disaster Recovery Product to Customer shall be coterminous with the basic term and any renewal terms of the Agreement and shall be governed by the terms and conditions of the Agreement.

MASTER SERVICES AGREEMENT

EXHIBIT G

IMPLEMENTATION SERVICES

Customer and SEI agree the Conversion of Customer’s Trust Accounts onto the TRUST 3000 System in accordance with the protocol set forth below.

SECTION 1 - DEFINITIONS. As used herein, the following words shall have the respective meanings assigned to them below:

1.01 “Acceptance Criteria” means those criteria for acceptance by Customer of services to be performed hereunder described in Section 4.07 below.

1.02 “Business Model” means Customer’s processing parameters including coding structure, processing characteristics, Trust 3000 subsystems, Customer interfaced subsystems, statements, reviews, Custom Work, batch processing, work flows and procedures existing as of the date of this Agreement.

1.03 “Critical Milestones” means those tasks and dates related thereto, which are identified in the Project Plan as “Critical Milestones”.

1.04 “Conversion” means the tasks which the parties must perform under the Project Plan, this Agreement, and any Custom Agreement, to achieve the completion of the conversion of Customer’s Existing Trust Accounts onto the TRUST 3000 System.

1.05 “Custom Agreement” means those agreements between SEI and Customer which relate to Custom Work which SEI either will perform during the Project or after completion of the Project, to achieve those tasks to which the parties agree in writing are specific to Customer.

1.06 “Customer Account information” means all data necessary to populate and process the Existing Trust Accounts on the TRUST 3000 System.

1.07 “Custom Database” means the database used for all Custom Work testing prior to the Live Date.

1.08 “Custom Work” means all programming, coding, or software which Customer requires SEI to develop, create, or modify, due to the unique processing and reporting requirements of Customer.

1.09 “Custom Work Project List” means the list of Custom Work Customer desires SEI to perform in connection with the Conversion.

1.10 “Dress Rehearsal” means a simulation of Customer’s processing day, including a limited batch processing execution and on-line execution of realistic test scripts with participation of both Customer and SEI staffs.

1.11 “Final Trial” means the last Trial prior to the Live Conversion.

1.12 “Freeze Date” is the date upon which the parties agree no further changes may be made to the Business Model, and it shall be the date of the Final Trial.

1.13 “Live Conversion” means the execution of all tasks within the Project Plan which shall culminate in SEI’s conversion of Customer’s Existing Trust Accounts onto the Trust 3000 System.

1.14 “Live Date” means the date identified in the Project Plan as the date upon which Customer shall process its Existing Trust Accounts on the TRUST 3000 System in an actual live, production environment; being the date upon which the Live Conversion occurs.

1.15 “Live Environment” means processing conditions for on-line and batch which shall exist as of and after all loading of financial data which will allow Customer to process each day’s work.

1.16 “Management Executive” means the senior management executive appointed by a party to this Agreement, who is responsible for the Project and whose role is to participate in executive status meetings and resolve any issues which are escalated to him/her by the Project Manager.

1.17 “Man-Day” means the equivalent of one person working a full business day.

1.18 “Milestones” means critical dates upon which designated tasks must be performed by a party or by the parties as the case may be.

1.19 “Pre-Live Date Custom Work” means Custom Work that the parties agree in writing must be completed prior to the Live Date.

1.20 “Post-Live Date Custom Work” means Custom Work other than Pre-Live Date Custom Work.

1.21 “Project” means the performance of all tasks described on the Project Plan.

1.22 “Project Manager” means the individual appointed by each party to supervise such party’s performance under this Agreement. The expression: “Project Managers” will mean the SEI Project Manager and the Customer Project Manager. In the event that a Project Manager is replaced, the party replacing its director shall send written notice of the replacement to the other party.

1.23 “Project Plan” means the detailed written plan to which the parties have agreed, which itemizes all tasks that must be performed including the timing of such tasks, to achieve the Project and which is incorporated by reference herein.

1.24 “Project Team” means the persons who are assigned by each party as the resource group to work on the Project.

1.25 “Third Party Services” means services which will be provided to Customer from third party sources such as, but not limited to, telecommunication providers, data and pricing service providers (e.g., Merrill Lynch), and other third party service providers.

1.26 “Timeline” means the successive performance dates and the tasks which are to be performed on those dates, which are described in the Project Plan.

1.27 “Training Database” means the TRUST 3000 System database environment which houses the required Customer Account Information, in which Customer and SEI shall test the Business Model, test workflows and procedures, and train Customer personnel prior to the Live Date.

1.28 “Trial” means the execution of mutually agreeable data capture process and verification used to test the movement of required Customer Account Information onto the TRUST 3000 System.

1.29 “Trial Database” means the Trust 3000 environment used to test the execution of the Trials.

SECTION 2 - PROJECT SCOPE AND PERFORMANCE

2.01 Project Plan. Each party to this Agreement shall use commercially reasonable efforts to perform all tasks assigned to it in this Agreement and the Project Plan, in accordance with the Timeline. SEI and Customer agree to mutually draft and execute the Project Plan (including all Milestones and Critical Milestones) within thirty (30) days after the date first written above in this Agreement. The Project shall be performed in accordance with the Project Plan.

2.02 Changes To This Agreement and/or Changes to the Project Plan. Any changes to the Project Plan which affect any Critical Milestones or the costs to SEI of performing its obligations under this Implementation Exhibit or the Project Plan, must be implemented pursuant to a written amendment to this Exhibit or the Project Plan, as the case may be, signed by SEI and Customer. In the event either party shall desire such changes to the Project Plan or this Exhibit such party shall notify the other in writing. Upon delivery of such notice to Customer or upon receipt of such notification by SEI (as applicable), SEI will: (a) prepare a written estimate of the cost of such changes and (b) set forth in writing the effect of such changes upon the Timeline. Each Project Manager shall notify his/her Management Executive of the proposed changes. If Customer shall elect to make such changes in accordance with SEI’s cost estimate and changes to the Timeline, the parties shall implement such changes pursuant to a written amendment to this Agreement, or the Project Plan as the case may be Changes to the Project Plan which do not affect Critical Milestones, or the costs to SEI of performing its obligations under this Agreement and the Project Plan, may be made orally upon the agreement of each Project Manager.

2.03 Project Management. SEI and Customer agree to each appoint a Management Executive. In addition, each party shall appoint a Project Manager. Each Project Manager shall be responsible for reporting to his/her Management Executive any issue which risks causing delay to the Timeline.

2.04 Commitment of Resources. SEI and Customer agree to provide the following resources and hereby acknowledge the following:

(a) Resources. Each party shall provide a sufficient number of adequately trained, qualified resources to perform each party’s obligations under the Project Plan. In addition, Customer shall make any reasonable changes necessary to its internal structure, or method of doing business, to accommodate the performance of the Project Plan. The Project Plan shall include the names of persons who shall constitute each party’s Project Team.

(b) Project Team Authority. To accommodate the time sensitive nature of the performance of tasks on the Project Plan, each party agrees its respective Project Team will have authority to make and approve Project decisions. Subject to Section 2.02. such decisions, when evidenced in writing signed by a Project Team member, shall be binding upon such party. Notwithstanding the foregoing, a Project Team member will not have authority to: (1) alter the scope of the Project, either by deleting tasks to be performed, or by requesting additional tasks to be performed, or (2) amend the fees payable under this Agreement, or (3) make decisions which affect Critical Milestones.

(c) Additional Effort When Necessary. Meeting the Project Plan’s Timeline may require weekend work and long hours for SEI’s and Customer’s Project Teams. Each party agrees to brief its respective staff of the necessity of such off- hour work performances and each party agrees to use reasonable methods to compel its respective staff to work during such off-hour work hours, when reasonable.

2.05 Custom Work Project List. Customer shall draft and deliver to SEI the Custom Work Project List no later than the delivery date set forth in the Project Plan. Such list shall contain all Custom Work which Customer requires in conjunction with the Conversion. To the extent Customer shall deliver a Custom Project List which may not be reasonably completed prior to the desired Live Date, as determined by SEI in its reasonable business discretion, Customer shall delineate which of the Custom Work is Pre-Live Date Custom Work and which is Post- Live Date Custom Work. Such delineation shall be subject to the approval of SEI.

2.06 Custom Work. All charges for Custom Work and changes to Custom Work are not included in the fees quoted herein. Upon receipt of the Custom Work Project List and its applicable specifications, and under a proposal separate from this Agreement, SEI will provide a fixed price quote (“Custom Fixed Price”) and a custom project plan (“Custom Project Plan”). SEI shall own all right, title and interest in any Custom Work created by it under this Agreement, the Custom Agreement, any work authorization or any other agreement between SEI and Customer including, without limitation, all intellectual property rights inherent in any such Custom Work and any portion thereof and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets.

SECTION 3 - DETAIL OF WORK

3.01 Included Services. SEI will provide Customer with the following services:

(a) Overall project management including, but not limited to:

(i)	An SEI Project Manager;

(ii)	Project consulting consisting of analysis, explanations, workflows and processes, and recommendations on system concepts or specific topics;

(iii)	Development of Project Plan with the Customer Project Team (Customer shall maintain the actual Project Plan);

(iv)	Development of a status reporting protocol with the Customer Project Team;

(v)	Coordination of specification development, testing and installation of Custom Work;

(vi)	Coordination of data capture programming resources;

(vii)	Management of SEI technical resources to implement production changes needed to accommodate Customer’s trust account base;

(viii)	TRUST 3000 expertise for analysis of Customer’s product requirements;

(ix)	Formulation of Trial and Live Date game-plans with the Customer Project Team;

(x)	Coordination of SEI resources for Conversion activities; and

(xi)	Liaison to other SEI departments.

(b) The following services to confirm service bureau system requirements to accommodate the Customer trust account volume:

(i)	CPU/DASD to process in SEI service bureau environment;

(ii)	Trial Database;

(iii)	Custom Database;

(iv)	Training Database;

(v)	Network Connectivity to Customer and TSO access; and

(vi)	Control and Run Parameters.

(c) Production requirements to accommodate:

(i)	Test and document changes to existing batch processing, where necessary;

(ii)	Efficiency planning and Implementation;

(iii)	Periodic reporting/distribution;

(iv)	System configuration; and

(v)	Establishment of TRUST 3000 processing environment for Customer.

(d) Programming of the file conversions according to mapping specifications. File conversions include:

•	Accounts

•	Assets

•	Tax Lots

•	Ticklers

•	Cash Balances

•	Names and Addresses

•	Memo Files

(e) Coordination of activities for two (2) Trials;

(i)	Development of detailed game- plan for Trials with Customer Project Team;

(ii)	Execution of two (2) Trials of Customer Account Information. During each Trial, TRUST 3000 database files will be populated with Customer’s Account information. SEI will work with Customer to reconcile previous financial balances from Metavante system, to the TRUST 3000 System financial balances;

(iii)	Development with Customer of Trial verification procedures, including a full audit package;

(iv)	Additional Trials other than those listed in (ii) above, may be scheduled for $10,000.00 each, plus travel and living expenses of the SEI Project Team, upon written approval of the Customer Project Manager; and

(f) SEI agrees to provide up to 20 Man-Days of Training activities for those employees designated by Customer for those services listed in Section I of Exhibit A of this Agreement. To the extent Customer shall require additional support and training, SEI shall provide such additional support and training for $1,000 per Man-Day plus travel and living expenses upon the written approval of the Customer Project Manager.

SEI believes, based on its understanding of Customer’s operations and workforce, that 120 Man-Days of Conversion activities, 33 Man-Days of Post-Conversion activities and 20 Man-Days of Training activities should be reasonably sufficient for Customer, provided Customer’s workforce attends, participates and follow-ups on the support activities and training sessions, as and when scheduled.

(g) Performance of One (1) Dress Rehearsal:

(i)	Creation, scheduling and monitoring of batch processing and reporting required to simulate batch processing after Dress Rehearsals using a limited subset of production;

(ii)	Coordination of SEI’s Project Team and Data Center personnel for on-site and phone support of Dress Rehearsals;

(iii)	Allocation of appropriate CPU prioritization for Dress Rehearsals on-line activity;

(iv)	Coordination of event post-mortem and issue resolution;

(v)	In the event additional Dress Rehearsals are required, the fee for same will be $15,000.00 plus travel, living expenses of the SEI Project Team, and

(vi)	Consultation with Customer Project Team on the creation of scripts for Customer participant; the scripts shall be prepared by Customer, but SEI will provide sample scripts for Customer’s use.

(h) Performance of Live Conversion:

(i)	Coordination of SEI resources;

(ii)	Provision of mutually agreeable detailed game-plan that will include appropriate SEI support staff at live conversion;

(iii)	Execution of Static Load approximately three weeks prior to the Live Conversion (account, name/address, tickler);

(iv)	Customer will add all required central asset records to the existing live database environment;

(v)	Execution of Financial Load;

(vi)	Provision of verification reports including full audit package; and

(vii)	Performance of balancing procedures jointly with Customer.

(i) Post Conversion Support services:

(i)	Confirmation of correct system access;

(ii)	Assistance in setting up problem control coordination point; and

(iii)	Confirmation of accurate batch posting and reporting (night stream).

SECTION 4 - TESTING AND ACCEPTANCE

4.01 Databases, Testing.

(a) Included Databases. SEI shall provide Customer with the following three databases:

(i)	Trial Database;

(ii)	Custom Database. The parties shall create the Custom Database upon the completion of Trial 1. Customer shall update the Custom Database in test conditions which are required for unit and regression testing of Custom Work; and

(iii)	Training Database.

(b) Additional Databases. If Customer desires to purchase additional databases, beyond the usual scope of Trial and Custom Work testing, SEI will, based upon mutually agreeable written specification, provide a written cost estimate and a statement of the affect such additional services will have upon the timeline.

(c) Full Production Batch Processing. The full production batch processing shall exist in the current Live Environment only. If Customer requires additional regioned TSO databases for testing beyond the usual scope of Trial and Custom Work testing, SEI will, based upon mutually agreeable written specifications, provide a written cost estimate and a statement of the affect such additional services will have upon the Timeline.

(i)	Batch processing will be included to the fullest extent possible;

(ii)	Integration of Custom Work, as available; and

4.02 Project Testing. All testing to be performed in the course of the Project will be detailed in the Project Plan. Notwithstanding the foregoing, during such testing the data to be examined will include, but is not limited to, merged static data (e.g., account information, names and addresses, tickler records) and financial data (e.g., asset and cash balances, taxlots). Customer shall approve in writing the validity and accuracy of such data following each Critical Milestone Date defined in the Project Plan, specifically including Trials, Dress Rehearsals and Live Date.

4.03 Custom Work Testing.

(a) Test Plans For Custom Work. Customer shall test all Custom Work with SEI’s assistance. SEI shall execute Custom Work on the Custom Test Database as it becomes available. In accordance with the Project Plan Customer shall develop and execute test plans with SEI’s assistance, to test Custom Work as it becomes available. Such test plans shall be based upon written specifications submitted to and approved in writing by SEI.

(b) Installation of Custom Work Under Custom Agreement. At a date to be determined by the parties pursuant to the Custom Agreement, Customer’s Project Manager shall review all installation steps to be performed by SEI to ensure that all Pre-Live Date Custom Work is installed in the Business Model. Customer shall acknowledge and approve in writing the completion of all Custom Work in accordance with the Custom Agreement. Customer shall not unreasonably withhold or delay such written acknowledgment and approval.

4.04 Communications Testing.

(a) System Configuration. SEI and Customer shall conduct, in the months prior to Live Date, test(s) to identify whether the system is configured correctly and that all communication devices and parameters are correctly defined

(b) Responsibility To Pay Cost For Telecommunication Use, Upgrades. Customer and SEI shall conduct tests to determine whether their respective telecommunication systems will support the TRUST 3000 System. Any costs to be incurred in connection with the installation and maintenance of the telecommunication system required for Customer’s use of the Trust 3000 System and other products shall be Customer’s sole responsibility and expense, and in addition to the fees set forth in this Agreement.

4.05 Data Verification.

(a) Validation. Customer shall be responsible for reviewing and validating the migrated data in the Trial Database. Customer alone shall verify the accuracy of file translations during the Trials. The Trials will be Customer’s opportunity to validate its mapping specifications, as well as SEI’s conversion programming. SEI shall provide the reports included in a standard audit package and on-line access as is necessary to perform this validation. Customer shall verify the data during each Trial and the Dress Rehearsals.

(b) Data To Be Reviewed. The data to be examined during the Trials will include static data (e.g., account information, names and addresses, tickler and memo records) and financial data (e.g., asset and cash balances, taxlots). Customer shall verify in writing its approval of the validity and accuracy of this data after each Trial within the Project Timeline.

4.06 Functional Testing. Customer and SEI shall develop an acceptance test plan which will include on-line entry of data, on-line inquiry and reporting, execution of batch posting and reporting processes, and interface testing. The acceptance testing will commence after Customer provides certification of the Trial Database.

4.07 Acceptance. Customer’s acceptance of the services to be performed under this Agreement shall mean the following Acceptance Criteria have occurred:

(a) Customer’s and SEI’s Project Managers have reviewed and accepted the completion of each Milestone and Critical Milestone in the Project Plans. Customer shall not unreasonably withhold or delay its written approval of any Milestone or Critical Milestone to be achieved.

(b) The Project Live Date balances have been verified and validated and Customer has approved in writing such balances. Customer shall not unreasonably withhold or delay such approval.

SECTION 5 - PROJECT RESOLUTION AND ESCALATION

5.01 Reevaluation Checkpoints. Customer and SEI acknowledge that issues or problems may arise which would cause the Project Live Date to change. In recognition of this, the parties shall build reevaluation checkpoints into the Timeline on a monthly basis.

5.02 Weekly Joint Reviews. The Customer Project Team and the SEI Project Team will, on a weekly basis, jointly review each task, its completion, any upcoming Milestone, and any issues which may arise. Any changes in the Timeline or in the services to be provided under this Agreement will be based upon the mutual decision of both Project Managers, and shall be evidenced in writing and signed by each Project Manager. If such changes affect the Critical Milestones or the cost of the Project, such changes must be approved by Customer as set out in Section 2.02, prior to any such change being implemented.

5.03 Status Presentations. The Customer Project Team and the SEI Project Team will provide Project status presentations at critical points during the Project to each party’s respective Management Executive. Notwithstanding the foregoing, Customer’s Project Manager and SEI’s Project Manager shall notify a non-performing party when he/she has reason to believe that such non-performance will cause Project risks or delays.

SECTION 6 - FEES AND PAYMENT

6.01 Base Project Fees. Customer shall be obligated to pay all fees to SEI described in this Agreement, in the manner and times set forth in this Section 6, and in any Custom Agreement or work authorization executed by Customer. The Base Project Fee is waived.

6.02 Additional Fees and Expenses. The fees set forth in Section 6.01 do not include:

(a)	Travel and living expenses of the SEI Project Team;

(b)	Consulting beyond the scope of the Project; or

(c)	Custom Work

Customer shall reimburse SEI for all of its reasonable travel and living expenses incurred in the course of SEI’s performance of services under this Agreement, the Custom Agreement, or any work authorization, and for all fees for Third Party Services arising under this Agreement, the Custom Agreement or any work authorization Customer may execute. The fees payable by Customer for Custom Work will be determined and provided under the Custom Agreement or work authorization. SEI shall provide additional training, on-site support and consulting to Customer at its standard rates in effect from time to time for such services.

6.03 Payment Schedule.

(a) The Base Project Fee is waived.

(b) Fees for products not included in the Project shall be paid by Customer to SEI upon completion of each product installation.

(c) Fees for Custom Work shall be paid by Customer to SEI as provided in the Custom Agreement or work authorization.

(d) Customer shall reimburse SEI for travel and other expenses upon receipt of each invoice therefor; such expenses shall comply with the parameters provided in Exhibit A.

MASTER SERVICES AGREEMENT

TRUST 3000 PERFORMANCE STANDARDS

EXHIBIT H

1.1	On-Line Processing Availability.

(a)	Normal Working Days. SEI will make the processing environment available for Trust 3000 Service on-line processing by Customer and its affiliates between 7:00 am and 7:00 pm Eastern Time, Monday through Friday, excluding holidays for Customer (“Scheduled Hours of Availability”). SEI further agrees to provide access to the Trust 3000 Service on a ‘best-efforts’ basis, past 7:00 pm Eastern Time, provided Customer has notified SEI of its required use by 12:00 noon of that day (“Extended Hours”). Customer acknowledges and agrees that any use of the system after 7:00 pm Eastern Time may delay batch transmission deadlines and the time of system availability the following day. Such delays shall not he deemed a breach by SEI of the service standards set forth in this Agreement. The processing environment shall not be deemed to be available unless Customer’s Pre-Avail Work ( defined below) is completed by 7:00 a.m. Post-Avail Work will be available at such times as are mutually determined by the parties.

(b)	Availability Standard. SEI will assure that the Trust 3000 Service is current and available for on-line processing by Customer during Scheduled Hours of Availability at least ninety-five percent (95%) of the time in any given month.

(c)	Weekend Availability and Customer’s Holidays. SEI will use its best efforts to make the online processing environment available on Saturdays and holidays at no additional cost. The processing environment will also be made available on a best efforts basis on Sundays between the hours of 1:00 pm and 5:00 pm Eastern Time; provided that, SEI is notified by Customer no later than 5:00 pm on the preceding Wednesday. Customer will notify SEI of Customer’s scheduled holidays on an annual basis for a calendar year no later than November 1 of the preceding year.

2.1	Response Time.

Monthly Average Host Response Time. The average host response time for the Trust 3000 online transactions and inquiry process will be measured by the BMC’s measurement facility. SEI will provide measurement reports at no cost to Customer for the purpose of verifying compliance with the monthly average host response standards, which will be computed monthly during the hours that the on-line processing environment is available during “Scheduled Hours of Availability” as described in Section 1(a) above. The monthly average host response time is not applicable if Customer controlled Batch Processing jobs cause scheduled jobs to extend into the “Scheduled Hours of Availability”. SEI will not exceed three (3) second average host response time.

3.1	Batch Processing Report Availability Commencing 90 days following the Live Date, SEI agrees the services to be provided hereunder shall meet the following service standards. During such 90-day period, SEI will use its commercially reasonable best efforts to meet such standards.

Daily Batch Processing Report Availability. SEI will complete all of the required batch updates (the pre-online nightwork processing and the night stream qualifier reports; cumulatively the “Pre-avail Work”) ready for transmission to Customer in accordance with the following schedule: 7:00 am Eastern Time; or Customer acknowledges and agrees that any use of the system after 7:00 pm Eastern Time may delay batch transmission deadlines and the time of system availability the following day. Such delays shall not be deemed a breach by SEI of the service standards set forth in this Agreement.

The Pre-avail Work (which include all posting and pricing jobs) will be jointly defined by Customer and SEI during the Trust 3000 Conversion.

If SEI believes that any Pre-avail Work or other daily work will not be available to Customer on time, SEI will (a) give Customer a prompt notice describing the reason(s) for the delay and the anticipated duration of the delay; (b) work diligently to complete the delayed work as soon as reasonably practicable; and (c) provide to Customer regular updates on SEI’s progress in completing such work until the work is complete.

4.1	Statement/Review Production. Commencing 90 days following the Live Date, SEI agrees the services to be provided hereunder shall meet the following service standards. During such 90-day period, SEI will use its commercially reasonable best efforts to meet such standards.

(a)	Trust 3000 SPECTR Statement Availability. SEI and Customer will work jointly together to define Priority One, Priority Two and Normal statement/review jobs.

SEI will generate cash statements, asset statements/reviews and have them ready for transmission within:

72 hours following release for production by Customer or at EOM database creation for statement/review jobs designated.

SEI will use best efforts to exceed these standards.

5.1	Priority Reporting Jobs. Customer may elect to prioritize some periodic work with the statement production or prior to statement production. These priority jobs shall be defined by Customer and agreed to by SEI. Customer understands that delivery of these jobs may impact the Trust 3000 Statement Availability goals described above.

6.	Reports to Customer. Upon request, SEI will provide Customer with monthly reports of its performance under this Exhibit H. Such report also shall include, where applicable, SEI’s plans for corrective actions.

7.	Client Service Team Staffing. If Customer calls SEI between 8:00 am and 6:00 pm Eastern Time, SEI will provide Client Service Team staffing to assure that when Customer gets a voicemail or VRU response to Customer’s call, use of the #0 option will enable Customer to talk directly with a qualified SEI representative. In addition, SEI will respond promptly to voicemail and email requests by Customer.

8.	Service Procedures.

8.1	General. To the extent that: (i) a product or service licensed to Customer under this Agreement shall fail to materially perform as described in its Documentation, or (ii) to the extent Customer shall experience a material difficulty in using a product or service hereunder which appears to be due to failure of the licensed product or service to perform in accordance with its Documentation, or (iii) in the event SEI shall fail to honor the service standards set forth in this Exhibit H, or as shall he mutually agreed to by Customer and SEI in subsequent_amendments to this Agreement, (collectively: (i), (ii), and (iii) shall be called: “Issues”), SEI agrees to track and resolve such Issues as set forth herein.

8.2	Status Report. SEI will prepare and submit to Customer on a quarterly basis a written report reflecting the status of all identified Issues, open items, projects, completed items and new initiatives. Such report shall include statistics on the types of Issues, the total number of Issues, outstanding Issues and resolution times. Such report also shall identify problem trends.

8.3	Priority 1 – Critical Issues. As used herein. Priority 1 Issue means either: a work stoppage or a data corruption incident. SEI promptly will respond to and begin efforts to resolve all Priority 1 Issues. Within one hour after the time that a Priority 1 call from Customer is received, SEI will notify Customer that SEI has commenced efforts to solve the Issue, describe the efforts being undertaken and, if possible, estimate the time for resolution of the issue. SEI will provide to Customer updates and expected resolution reports, with estimated completion time, as such information becomes available to SEI, but in no event shall such updates and information reports be provided any less than 3 hours from the prior update given by SEI to Customer, unless another schedule for such updates is mutually agreed upon by the parties.

8.4	End-to-End Responsibility. SEI will implement and maintain processes that require SEI to assign end-to-end responsibility for each Issue arising from or relating to the systems, products or services provided by SEI pursuant to this Agreement to persons with the appropriate skills and experience required to resolve or manage resolution of such Issue. SEI will monitor, control and manage each Issue related to the systems, products or services provided by SEI pursuant to this Agreement until it is corrected. In addition, for purposes of communications with Customer, SEI shall assign one person as the designated contact person who shall communicate the status of Issues and their resolution. As part of its responsibilities, SEI will carry out root cause analyses, including tying Issues to changes and reviewing high impact Issues, identifying preventative measures, and implementing steps designed to avoid recurrence of issues.

8.5	Third Party Services. SEI will coordinate and manage Third Party Vendors as necessary to resolve issues. Under normal processing circumstances, volumes, and workloads, SEI will seek to provide access to currently identified data extracts by 5:00 am Eastern Time.

MASTER SERVICES AGREEMENT

EXHIBIT I

CUSTODY SERVICES

SEI Trust agrees to provide Customer with the Custody Services listed below. Customer agrees to pay for Custody Services in accordance with the fees specified on Exhibit A.

1. Safekeeping/Clearing. SEI Trust will keep Customer’s securities and cash safely in a separate account (the “Custodial Account”).

(a) The definition of Securities includes DTC eligible municipal, corporate, and asset backed bonds and equities; securities issued by the either the U.S. Treasury or agencies of the federal government and mortgage pools; and international securities that are either ADRs or settled through Euroclear. Pursuant to this Agreement SEI Trust will not provide services or keep, and therefore specifically exclude from the definition of Custody Services and/or Securities, savings bonds, bank deposit products, open-end mutual funds, Global services and/or dividend reinvestment services.

(b) SEI Trust is under no duty to supervise the Customer’s investments, or to advise or make any recommendation to the Customer with respect to the purchase or sale of any Securities or the investment of any cash. SEI Trust shall be obligated under this Agreement to provide custody for physical Securities, while such Securities are in transmission from or to Depository Trust Company or other subcustodians.

2. Receipt, Delivery and Disposal of Securities. SEI Trust will effect purchases and sales of Securities in accordance with Customer’s Instructions and will take all steps necessary to collect the proceeds of Securities that are sold, redeemed or matured and will deposit the proceeds in the Custodial Account upon receipt. SEI Trust will not be responsible for the collection of proceeds of Securities called for redemption unless notice thereof is published in a national financial reporting service to which SEI Trust subscribes.

3. Free Withdrawal of Assets. Securities may be withdrawn from SEI Trust in accordance with Customer’s Instructions provided that such Instructions are in accordance with sections 7.01 of the Agreement.

4. Withdrawal of Assets vs. Payment and Cash.

(a) In connection with the sale of any Assets, SEI Trust will make delivery of such Assets only against payment therefore in federal funds or by certified or bank’s cashier’s or teller’s or other official check, provided that, consistent with customary practice at the place of delivery, SEI Trust may: (i) make delivery for inspection prior to settlement of sale at buyer’s location, upon delivery to SEI Trust of a proper receipt therefore, to a member of a registered national securities exchange or bank or trust company; and (ii) may accept as payment for such delivered assets an uncertified check of such an entity. In no event will SEI Trust be liable hereunder for not delivering Assets in accordance with the Customer’s Instructions where such delivery is withheld by reason of the purchaser’s inability or unwillingness to make a payment therefore in federal funds or by certified check or bank’s cashier, teller or other official check or as otherwise provided in this Section 4(a).

(b) Any cash included in the Assets may be withdrawn from SEI Trust in accordance with the Customer’s Instructions provided, however, that subject to a transfer or other disposition of Securities by bookkeeping entry in connection with SEI Trust’s participation in securities depositories or book entry systems (e.g. DTC, PTC, the Federal Reserve), SEI Trust will make payments of cash to or from the account of Customer only: (i) upon the purchase of Securities or other Assets and delivery of such Securities or other Assets to SEI Trust in proper form for transfer; (ii) to Customer’s account with SEI Trust or with such other bank(s) as Customer may designate by written instructions from time to time; (iii) for payment in connection with the conversion, exchange or surrender of Securities included in the Assets. In making any cash payments, SEI Trust will first receive Instructions requesting such payment and in the case of a payment under item (iii) herein, such Instructions will, except as otherwise authorized pursuant to a resolution duly adopted by the Customer and provided to SEI Trust in accordance with Section 7. 01(c) of the Agreement be in writing in accordance with Section 7.01(a) of the Agreement.

(c) SEI Trust will promptly notify the Customer of all withdrawals from or deliveries to SEI Trust for Customer’s account hereunder in accordance with Section 7.01 (b) of the Agreement.

5. Income Collection/Payment. SEI Trust will collect interest/dividends and post to the Custodial Account when SEI Trust is credited by the custodian. All funds will be transferred via federal funds or netted with other account activities on the day they are posted to the Custodial Account.

6. Registration. As used herein, the term “Assets” will also include all Securities held on behalf of Customer and registered in the account of SEI Trust or SEI Trust’s subcustodian in securities depositories - including but not limited to the Depository Trust Company (“DTC”) and Participant Trust Company (“PTC”) - and book entry systems - including, but not limited to the Federal Reserve book-entry system (“Federal Reserve”), provided that, SEI Trust will provide Customer with the name of any subcustodian promptly following any appointment thereof hereunder and will at all times be fully responsible for all actions or omissions of subcustodian to the same extent as if such actions or omissions were those of SEI Trust.

7. Cash Accounts. All cash received or held by SEI Trust as interest, dividends, proceeds from transfer, and other payments for or with respect to Securities will be placed in the Custodial Account in the Customer’s name or remitted in accordance with properly authorized instructions. Cash distributions denominated in foreign currency will be converted into U.S. dollars to the extent possible. In effecting such conversion, SEI Trust may use appropriate methods or agencies, including SEI Trust’s facilities, at customary rates.

8. Mortgage-Backed Assets. SEI Trust will collect paydowns on mortgage backed assets and post to the Custodial Account by the date they are received by SEI Trust. SEI Trust hereby agrees to make every effort to ensure funds are collected and received on payable date. All funds will be transferred via federal funds or netted with other account activities on the day they are posted to Custodial Account.

9. Security Settlements. SEI Trust will promptly effect purchases and sales of the Assets in accordance with Customer’s Instructions from time to time and will take all steps necessary to collect the proceeds of any Assets which are sold, redeemed or which have matured and will promptly deposit said proceeds in this account provided that SEI Trust will not be responsible for the collection Assets called for redemption or otherwise payable (other than by reason of sale or other disposition by SEI Trust) unless notice thereof is published in national financial reporting services to which SEI Trust subscribes, including but not limited to Financial information Services, J.J. Kenney, and Wall Street Journal or notice is otherwise received by SEI Trust. SEI Trust will not be under any duty to advise or recommend any sales or purchases of Assets for Customer’s account.

10. Notifications. SEI Trust is to promptly notify the Customer of receipt of notice by SEI Trust of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or recapitalization or similar proceeding affecting the Securities held in the Custodial Account, and will take such action in respect thereto as may be directed by the Customer. SEI Trust will have no duty or responsibility to notify the Customer of any calls for redemption which do not appear in standard financial publications. Should any Securities held in any depository be called for a partial redemption by the issuer of such Securities, SEI Trust is authorized in its sole discretion to allot the called portion to the respective holders in any manner deemed to be fair and equitable in SEI Trust’s reasonable judgment.

11. Voting and Other Actions. Neither SEI Trust nor any nominee of SEI Trust will vote any of the Securities held hereunder by or for the Customer, except in accordance with authorized instructions. SEI Trust will deliver, or cause to be executed and delivered, to the Customer all notices, proxies and proxy soliciting materials relative to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Customer), but without indicating the manner in which such proxies are to be voted.

12. Other. With respect to Securities the issuers of which exist under laws other than those of the United States or any state thereof, SEI Trust’s responsibility is limited to safekeeping without any duty to value, detach coupons, present for conversion or redemption, or take similar action affecting such Securities, except upon authorized instructions from the Customer. SEI Trust’s responsibility will be likewise limited with respect to Securities which have been privately placed, letter stock, certificates of interest or participation in real estate, municipal securities, or other securities as to which information regarding calls, dividends, corporate reorganizations and similar events is not regularly made public in media generally available.

MASTER SERVICES AGREEMENT

EXHIBIT J

SECRETARY’S CERTIFICATE

I, the undersigned, Secretary of Bryn Mawr Trust Company, organized under the laws of the Commonwealth of Pennsylvania, hereby certifies that the following resolution was duly adopted by the Board of Directors on April 20, 2004, [  ] at a meeting at which a quorum was present and voting; [  ] by unanimous written consent, and that said resolution remains in full force and effect:

“RESOLVED: That this Company has entered into an agreement with SEI Private Trust Company for the provision of trust and custody services as described therein, and that in accordance with section 7.01 of said agreement any two of the following named persons, acting jointly and together, are hereby duly authorized to give instructions on behalf of the Company to SEI Private Trust Company (list the names of persons authorized);

And that the Secretary is hereby directed to file with SEI Private Trust Company a certified copy of this Resolution and a list of the authorized persons with their titles and specimen signatures.”

I further certify that the names, titles and specimen signatures set forth below are true and correct:

NAME	TITLE	SPECIMEN SIGNATURE

JUNE M. FALCONE	SR VICE PRESIDENT	/s/ JUNE M. FALCONE

MARY AGNES LEAHY	VICE PRESIDENT	/s/ MARY AGNES LEAHY

ERNEST D GIGANTE	ASST VICE PRESIDENT	/s/ ERNEST D GIGANTE

______________________________	______________________________

Witness my hand and seal this 20th day of April, 2004.

(Seal)	/s/ ROBERT J. RICCIARDI	4/20/04
	Secretary	Date

MASTER SERVICES AGREEMENT

EXHIBIT K

Common & Collective Fund Accounting

Operating Guidelines

July 2003

The following provides an operating guideline for non-daily common and collective fund valuations. It details the current roles and responsibilities between the intermediary and SEI Trust.

IMPLEMENTATION	SEI TRUST Services Provided

Establishment of common & collective fund accounting.

•       Set up the initial CTF worksheets

Intermediary Role & Responsibilities

•       Establish Common Trust Fund as an asset.

•       Provide Copy of Trust Agreement to SEI Trust CTF unit. Drafting of Required Documents. These documents include the declaration of trust, disclosure memorandum, and application. Document Filing.

•       Provide copy of most recent valuation.

•       Establish access to Trust 3000 book-of-records database, to include access to STMTON, for SEI Trust CTF unit.

•       Establish SPECTR statement ticklers for each fund.

•       Once account is established, link CTF Asset to Account using ASSET CORR. Fields required are Account # and Valuation frequency.

•       Provide a single point-of-contact to assist in resolution of inquiries and issues. SEI Trust recommends that this person be a part of your investment unit or operations unit, depending upon what is most appropriate.

•       Establish CTF as an account via CLIENT CORR. It is under the miscellaneous section – “Related to CTF asset” =Y and input ticker/cusip of CTF asset.

•       Establish frequency of valuation.

VALUATION PROCEDURE & ONGOING SERVICE SUPPORT Post-implementation support for intermediary inquiries common & collective fund accounting

SEI TRUST Services Provided

•       Retrieve and review CTF worksheet off Trust3000.

•       Equity fund review, which includes reviewing all beginning accruals for accuracy. This review consists of ensuring that if there were prior ending accruals then the same accrual amount is the beginning accruals for the period’s valuation. If the accrual was not received, SEI Trust will research dividend history to ensure accrual is correct. Recalculate all realized gains/losses.

•       Bond fund review: Recalculate all accruals based upon type of interest payment and number of days since last interest paid. Recalculate all realized gains/losses.

•       Reconcile Fund Balance.

•       Reconcile Shares Outstanding.

•       Calculate and post income of CTF asset to CTF holders, if applicable.

•       Calculate per unit value.

•       Calculate estimated annual income.

•       Supply price for trades entered by the intermediary.

•       Update CTF price.

•       Review the accuracy of the NAV calculation to include review of the income posted and supplied price.

•       Prepare worksheet for next valuation, including correcting any necessary beginning accruals.

•       Confirm and / or defend valuations.

•       Troubleshoot and research “questionable” valuations.

•       Determine appropriate corrective action if a valuation is deemed incorrect.

•       Explain and / or resolve any timing issues in the valuation process if required.

•       Understand and explain how Trust3000 processing changes impact valuation. Advise intermediary to make adjustments on Trust3000 when required.

•       Troubleshoot and research intermediary issues.

•       Conduct post-implementation training as required

•       If necessary, enter a limited number of manual prices provided by the intermediary. These are price changes that were not communicated to the STC Pricing Unit prior to the valuation and need modification to result in a correct valuation. The number of manual prices should not exceed 10% of the total holdings.

•       Review the NAV change from the previous month for reasonableness. Comparing the prior month’s delta between dollars and percentage does this. If the delta is 10% or more, further research is done to determine validity of delta.

•       Follow SEI Trust recommended standard pricing and valuation policies.

•       Obtain security valuation quotes from a reliable industry resource.

•       Manage and respond to CTF price challenges by advisor or sub-advisor.

Intermediary Role & Responsibilities

•       Pend CTF purchases & sales prior to the end of the valuation period.

•       Process voluntary corporate actions by provided deadline.

•       Communicate to SEI Trust CTF unit in regards to price changes on individual assets within the fund. These price changes should be completed prior to the day the valuation period ends.

•       Understand how Trust3000 processing changes impact valuation. When advised, make necessary adjustments on Trust3000.

•       Review all worksheets provided by SEI Trust.

•       Obtain broker quotes for securities whose prices cannot be obtained from pricing vendors and update prices accordingly.

•       Review and approve all purchases and sales made in the fund, review credit rate calculations & monitoring sub-adviser maintenance of insurance contracts.

•       Provide SEI Trust CTF unit with trades that are entered on the last day of the valuation but not yet entered into Trust3000.

•       Monitor withdrawal activity to ensure that it adheres to the withdrawal policy and guidelines established in the Declaration of Trust.

•       Perform on going due diligence on all sub-advisors.

CTF Valuation	• Available by the end of the valuation period + 3 business days.

MASTER SERVICES AGREEMENT

Designated Affiliates

EXHIBIT L

The Bryn Mawr Trust Company, which also includes the following subsidiaries:

Insurance Counsellors of Bryn Mawr, Inc.

BMT Settlement Services, Inc.

Bryn Mawr Brokerage Company, Inc.

BMT Mortgage Company

AMENDMENT DATED MARCH 2, 2004

MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) dated March 2, 2004 (“Effective Date”), is made to the Master Services Agreement dated September 16, 2003 (the “Agreement”), by and among SEI Investments Management Corporation (“SIMCO”), SEI Private Trust Company (“SEI Trust” collectively SIMCO and SEI Trust are referred to as “SEI”) and Bryn Mawr Trust Company (“Customer”).

Whereas, SEI and Customer desire to amend the Agreement as provided herein.

Now Therefore, in consideration of the premises, covenants, representations and warranties contained herein, and for other good and valuable consideration and intending to be legally bound hereby, the parties agree as follows:

1. Exhibit A. Fees. The Agreement is hereby amended at Exhibit A, “Fees”, Section 1 “Software Services to delete the lines “Employee Benefit Reporting (Current Standard Reports) - Includes Form 5500 Standard EBR Statement Reports”. The Agreement is further amended at Exhibit A “Fees”, Section 2 “Processing Services” to delete the item 2 “Employee Benefit (EB) Account” and fees associated therewith.

2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3. Manner of Execution. This Amendment shall be initially executed in multiple, separate, identical counterparts, the compilation of which shall constitute the entire executed Amendment. Signatures shall be enforceable and binding if evidenced either in writing or if evidenced in writing communicated by telefax transmission. Subsequent to the “fax” signature execution of this Amendment, the parties agree to execute said paper original. Failure to execute a paper original shall not affect the enforceability of this Amendment if there exists a fax signature execution of this Amendment by said party.

4. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of SEI, Customer and their respective permitted successors and assigns.

IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Agreement as of the Effective Date.

THE BRYN MAWR TRUST COMPANY		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/S/ JUNE M. FHALCONE	By:	/S/ ROBERT F. CRUDUP
Name:	June M. Falcone	Name:	Robert F. Crudup
Title:	Sr. Vice President	Title:	Executive Vice President

SEI PRIVATE TRUST COMPANY

By:	/S/ CARL BECNDEL
Name:	CARL BECNDEL
Title:	VP

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AMENDMENT DATED JANUARY 27, 2005

MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) dated January 27, 2005 (“Effective Date”), is made to the Master Services Agreement dated September 16, 2003, as amended (the “Agreement”), by and among SEI Global Services, Inc. (“SGS”) assignee of SEI Investments Management Corporation (“SIMCO”), SEI Private Trust Company (“SEI Trust” collectively SGS and SEI Trust are referred to as “SEI”) and Bryn Mawr Trust Company (“Customer”).

Whereas, SIMCO assigns the Agreement to SGS, a wholly owned subsidiary of SEI investments pursuant to Section 9.04 of the Agreement; and

Whereas, SEI and Customer desire to amend the Agreement as provided herein.

Now Therefore, in consideration of the premises, covenants, representations and warranties contained herein, and for other good and valuable consideration and intending to be legally bound hereby, the parties agree as follows:

1. Exhibit A, Fees. The Agreement is hereby amended at Exhibit A, “Fees”, Section VII “Output Services to add the following entry for CD Rom Archival” after the entry for Advanced Personal Trust Statement Production:

CD Rom Archival

Installation Fee	$700.00
Graphical Statements Monthly Fee Shipping	$135.00/CD Minimum Prevailing Rates
Spectr Statements Monthly Fee Shipping	$135.00/CD Minimum Prevailing Rates

2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3. Manner of Execution. This Amendment shall be initially executed in multiple, separate, identical counterparts, the compilation of which shall constitute the entire executed Amendment. Signatures shall be enforceable and binding if evidenced either in writing or if evidenced in writing communicated by telefax transmission. Subsequent to the “fax” signature execution of this Amendment, the parties agree to execute said paper original. Failure to execute a paper original shall not affect the enforceability of this Amendment if there exists a fax signature execution of this Amendment by said party.

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4. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of SEI, Customer and their respective permitted successors and assigns.

IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Agreement as of the Effective Date.

THE BRYN MAWR TRUST COMPANY		SEI GLOBAL SERVICES, INC.

By:	/S/ JUNE M. FALCONE	By:
Name:	June M. Falcone	Name:
Title:	Sr. Vice President	Title:

SEI PRIVATE TRUST COMPANY

By:
Name:
Title:

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